As filed with the Securities and Exchange Commission on December 10, 2009

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM S-3

REGISTRATION STATEMENT
 UNDER
 THE SECURITIES ACT OF 1933

COMMUNITY HEALTH SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	8062	13-3893191
(State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of incorporation or organization)	Classification Code Number)	Identification No.)

 4000 Meridian Boulevard
 Franklin, Tennessee 37067
 (615) 465-7000
 (Address and telephone number of principal executive offices)
_________________________________________

Rachel A. Seifert
 Senior Vice President, Secretary and General Counsel
 4000 Meridian Boulevard
 Franklin, Tennessee 37067
 (615) 465-7000
 (Name, address, and telephone number of agent for service)

Copies to:

Jeffrey Bagner
 Fried, Frank, Harris, Shriver & Jacobson LLP
 One New York Plaza
 New York, New York 10004
 (212) 859-8000
_________________________________________

Approximate date of commencement of proposed sale to the public:   From time to time after this Registration Statement becomes effective as determined by the Registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (4)
Common Stock, $0.01 par value per share	166,886 Shares	$36.87	$6,153,087	$345

(1)	Consists of 166,302 shares subject to the rescission offer covered by this registration statement for the CHS Retirement Savings Plan and 584 shares for the CHS Spokane 401(k) Plan.
(2)
Highest price, excluding interest, to be payable per share in connection with this rescission offer covered by this registration statement. The price per share will range from $13.42 to $36.87, depending on the price originally paid by the offeree.

(3)	Aggregate purchase price, excluding interest, estimated to be payable (based on highest per share price) if the rescission offer covered by this registration statement is accepted in full.
(4)	Calculated pursuant to Rule 457(j) on the basis of the proposed maximum offering price described in Note 2.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED DECEMBER 10, 2009
PRELIMINARY PROSPECTUS

The information in this prospectus is not complete and may be changed. We may not sell or buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state in which such offer or sale is not permitted.

Community Health Systems, Inc.
166,886 Shares
Common Stock
Rescission Offer

            Under the terms and conditions described in this prospectus, we are offering to rescind the previous purchase of shares of common stock, or Shares, of Community Health Systems, Inc., or CHS, by persons who acquired such Shares through the CHS Retirement Savings Plan or the CHS Spokane 401(k) Plan, between January 1, 2009 and December 1, 2009.  This period is referred to as the “Purchase Period.”  We refer to the CHS Retirement Savings Plan and the CHS Spokane 401(k) Plan each as a “Plan” and collectively as the “Plans.”  We refer to this offer as the “Rescission Offer.”

The Rescission Offer applies to Shares purchased through a Plan during the Purchase Period at prices ranging from $13.42 per Share to $36.87 per Share.

            If you purchased Shares through a Plan during the Purchase Period and accept the Rescission Offer, you will receive:

•
In the event you sold such Shares at a loss, an amount equal to the excess of the amount you paid for such Shares over the proceeds from your sale of the Shares, plus interest in an amount described in this prospectus.

•
In the event you currently hold such Shares, upon your tender of such Shares to us by accepting the Rescission Offer, the amount you paid for such Shares, plus interest from the date of the purchase. However, we will not repurchase the Shares if the amount you paid for the Shares, plus interest, is less than the market value of the Shares on the date of expiration of this Rescission Offer.

If you no longer have a Plan account, see “Questions and Answers About the Rescission Offer — Special Information for Former Plan Participants Who No Longer Have a Plan Account” on page 13 for more information.

Although this prospectus uses the term “interest” when describing the calculation of the Rescission Offer price, the term is intended to describe only the method used to calculate the payment amount, and the payment is not considered interest for federal income tax purposes. Instead, the entire amount will be considered as a payment for the sale of your Shares.

We will use a “first-in, first-out,” or “FIFO,” principle in determining whether Shares were sold at a loss. You should apply the same principle in determining whether or not to accept the Rescission Offer. Additional information about the FIFO principle and an example calculation using the FIFO principle are included under “The Rescission Offer — Terms of the Rescission Offer” on page 18.

The Rescission Offer will expire at 3:00 p.m., U.S. Central Time, on ________, 2010, which we refer to as the Expiration Date. The Expiration Date is 35 days from the date of this prospectus.

Our common stock is listed on The New York Stock Exchange under the trading symbol “CYH”. The last reported sale price of our common stock (as reported on The New York Stock Exchange) on December 9, 2009, was $29.60 per share. Our principal executive offices are located at 4000 Meridian Boulevard, Franklin, Tennessee, 37067. Our telephone number is (615) 465-7000.

If you have a Plan account, you may elect to accept the Rescission Offer by submitting the Online Rescission Offer Acceptance Form, which is available at www.principal.com, by the Expiration Date. If you no longer have a Plan account, you may elect to accept the Rescission Offer by submitting the Rescission Offer Acceptance Form that is applicable to you and all required documentation to us on or before the Expiration Date as set forth in this prospectus. You do not need to take any action to reject the Rescission Offer. If you fail to submit the Rescission Offer Acceptance Form that is applicable to you or if you do not return all required documentation by the Expiration Date, you will be deemed by us to have rejected the Rescission Offer. Acceptance or rejection of the Rescission Offer may prevent you from maintaining any action against us based on a claim that we failed to register shares of our common stock purchased through a Plan during the Purchase Period. In any event, any such claim may be barred by applicable statutes of limitations. See “Risk Factors — Your right of rescission, if any, under federal and state law may not survive if you affirmatively reject or fail to accept the Rescission Offer” on page 15.

Investing in shares of our common stock involves risks. See “Risk Factors” on page 15.

The shares of our common stock subject to the Rescission Offer may be deemed not to have been properly registered under the Securities Act of 1933, as amended. We recently discovered that we did not register with the SEC, as required, the shares of our common stock offered and sold to participants in the Plans. These shares have now been registered by means of the Registration Statement on Form S-3 filed with the Securities and Exchange Commission, or the SEC, of which this prospectus forms a part. Accordingly, whether or not you accept the Rescission Offer, Shares that you may own through a Plan are now registered effective as of the date of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December __, 2009.

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE RESCISSION OFFER	6
RISK FACTORS	15
OUR COMPANY	16
THE RESCISSION OFFER	16
Background and Reasons for the Rescission Offer	16
Effect of the Rescission Offer	17
Terms of the Rescission Offer	18
How to Accept or Reject the Rescission Offer	20
Funding the Rescission Offer	23
Use of Stock Repurchased by the Company in the Rescission Offer	23
Questions About the Rescission Offer	23
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES	24
Tax Consequences to Current Participants and Former Participants who Continue to Have a Plan Account	24
Tax Consequences to Former Participants Who No Longer Have a Plan Account	24
Former Participants Who Received and Still Hold Stock	24
Other Former Participants in the Plan Who Received a Distribution	25
USE OF PROCEEDS	25
NOTICE OF BLACKOUT PERIOD	26
WHERE YOU CAN FIND MORE INFORMATION	27
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	27
LEGAL MATTERS	28
EXPERTS	28

Appendix A: Letters to Current and Former Participants	A-1

Appendix B: Online Rescission Offer Acceptance Form Instructions	B-1
For Current and Former Participants Who Have a Plan Account

Appendix C: Acceptance Form A	C-1
For Former Participants Who No Longer Have a Plan Account and Who Did Not Take or Roll Over a Distribution in the Form of CHS Common Stock

Appendix D: Acceptance Form B	D-1
For Former Participants Who No Longer Have a Plan Account and Who Took or Rolled Over a Distribution in the Form of CHS Common Stock

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with additional or different information. If anyone provides you with additional or different information, you should not rely on it. This prospectus is not an offer to sell or purchase nor is it soliciting an offer to buy or sell these securities in any jurisdiction where such offer, solicitation or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of its date and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations, prospects and liquidity may have changed since those dates.

 Unless otherwise stated or the context otherwise requires, references in this prospectus to “CHS,” “we,” “us,” and “our” refer to Community Health Systems, Inc. and its subsidiaries.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and any documents we incorporate by reference may include forward looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding future events or our future financial performance that involve certain contingencies and uncertainties. In addition, when included in this prospectus, any prospectus supplement or any documents incorporated herein by reference, the words “may,” “expects,” “anticipates,” “intends,” “plans,” “projects,” “believes,” “estimates,” “thinks” and the negatives thereof and analogous or similar expressions are intended to identify forward-looking statements. However, the absence of these words does not mean that the statement is not forward-looking. We have based these forward-looking statements on current expectations and projections about future events. These statements are not guarantees of future performance. These statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements.  The factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements include, but are not limited to:

•	general economic and business conditions, both nationally and in the regions in which we operate;

•	legislative proposals for healthcare reform and universal access to healthcare coverage;

•	risks associated with our substantial indebtedness, leverage, and debt service obligations;

•	demographic changes;

•	changes in, or the failure to comply with, governmental regulations;

•	potential adverse impact of known and unknown government investigations, audits and Federal and State False Claims Act litigation;

•	our ability, where appropriate, to enter into and maintain managed care provider arrangements and the terms of these arrangements;

•	changes in, or the failure to comply with, managed care contracts could result in disputes and changes in reimbursement that could be applied retroactively;

•	changes in inpatient or outpatient Medicare and Medicaid payment levels;

•	increases in the amount and risk of collectability of patient accounts receivable;

•	increases in wages as a result of inflation or competition for highly technical positions and rising supply costs due to market pressure from pharmaceutical companies and new product releases;

•	liabilities and other claims asserted against us, including self-insured malpractice claims;

•	competition;

•	our ability to attract and retain, without significant employment costs, qualified personnel, key management, physicians, nurses and other health care workers;

•	trends toward treatment of patients in less acute or specialty healthcare settings, including ambulatory surgery centers or specialty hospitals;

•	changes in medical or other technology;

•	changes in accounting principles generally accepted in the United States of America;

•	the availability and terms of capital to fund additional acquisitions or replacement facilities;

•	our ability to successfully acquire additional hospitals and complete the sale of hospitals held for sale;

•	our ability to successfully integrate any acquired hospitals or to recognize expected synergies from such acquisitions;

•	our ability to obtain adequate levels of general and professional liability insurance;

•	timeliness of reimbursement payments received under government programs; and

•
other risks detailed in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and our Quarterly Reports on Form 10-Q for the periods ending March 31, 2009, June 30, 2009 and September 30, 2009. See “Where You Can Find More Information” on page 27 of this prospectus.

We undertake no obligations to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur. There may also be other risks that we are unable to predict at this time.

QUESTIONS AND ANSWERS ABOUT THE RESCISSION OFFER

The following questions and answers are intended to address briefly some commonly asked questions regarding the Rescission Offer. These questions and answers do not address all questions that may be important to you as a participant in a Plan, or a former participant in a Plan, who acquired Shares between January 1, 2009 and December 1, 2009. Please refer to “The Rescission Offer” beginning on page 16 and the more detailed information contained elsewhere in this prospectus and the documents incorporated by reference into this prospectus, which you should read carefully.

Q:           Why are you making the Rescission Offer?

A:
From January 1, 2009 through December 1, 2009, Plan participants had been allowed to purchase Shares through the Plan in which they participate. The current Trustee of the Plans, Principal Trust Company, or the Trustee, purchases Shares on the open market and allocates Shares to participant Plan accounts. Although the Shares held by the Trustee were purchased in the open market, the staff of the SEC takes the position that we were required to register with the SEC the shares purchased by the Trustee on behalf of the Plan participants.

We are making the Rescission Offer with respect to 166,302 Shares sold pursuant to the CHS Retirement Savings Plan and 584 Shares sold pursuant to the CHS Spokane 401(k) Plan.

In October 2009, we became aware that these sales had not been timely registered under the Securities Act of 1933, or the Securities Act. We are making the Rescission Offer to ensure compliance with the Securities Act and to limit any contingent liability we may have as a result of possible noncompliance with applicable federal registration requirements in connection with the purchase of Shares by participants in the Plans. In determining the Purchase Period, we selected January 1, 2009, which is the date the Plans were created and participants were first permitted to purchase and sell Shares in the Plans, as the beginning date of the Purchase Period, and we selected December 1, 2009, which is the last day participants in the Plans had the ability to purchase Shares through a Plan account, as the ending date of the Purchase Period.

Q:	Am I required to accept the Rescission Offer?

A:
No. You are not required to accept the Rescission Offer. Your decision to accept or reject the Rescission Offer is completely voluntary. If you are an employee of CHS, acceptance or rejection of the Rescission Offer will not have any bearing or effect on your employment status.

Q:           What will I receive if I accept the Rescission Offer?

A:	The answer to this question depends on whether you still hold the Shares purchased through a Plan during the Purchase Period:

•
If you have sold these Shares at a loss, we will pay you an amount equal to the amount of the loss, plus interest at a rate of 1.72% per year. Interest will be paid on the amount you originally paid for the Shares during the period from the date of your purchase of the Shares through the date of your sale of the Shares and on the loss you realized from your sale of the Shares from the date of your sale through the date that payment is made by us.

•
If you currently hold these Shares, we will repurchase such Shares for the amount you paid for such Shares, plus interest at a rate of 1.72% per year from the date you purchased the Shares through the date that payment is made by us. However, we will not repurchase the Shares if the amount you paid for the Shares, plus interest (to the Expiration Date), is less than the market value of the Shares as of the Expiration Date, as it would not be economically beneficial to you.

We will use a “first-in, first-out,” or “FIFO,” principle in determining whether Shares were sold at a loss. You should apply the same principle in determining whether or not to accept the Rescission Offer. Additional information about the FIFO principle and an example calculation using the FIFO principle are included under “—Terms of the Rescission Offer” on page 18.

If you no longer have a Plan account, see “—  Special Information for Former Plan Participants Who No Longer Have a Plan Account” on page 13 for more information.

Q:           When and how will I receive payment for my Shares if I properly accept the Rescission Offer?

A:
If you have a Plan account and if you complete the Online Rescission Offer Acceptance Form, which is available at www.principal.com, by 3:00 p.m., U.S. Central Time, on the Expiration Date and we determine that you are eligible to accept the Rescission Offer, we expect that on or before _________, 2010:

•
All proceeds to which you are entitled by accepting the Rescission Offer will be credited to your Plan account and invested in accordance with your current investment elections for new contributions to the Plan in which you participate.

•
To make changes to your current investment elections, contact Principal Financial Group at 1-800-547-7754, Monday through Friday between the hours of 7:00 a.m. and 9:00 p.m., U.S. Central Time. Proceeds will be transferred to your Plan account within 5-7 business days following the Expiration Date. We strongly encourage you to review the Summary Plan Description for your Plan that contains additional information on distribution of account balances. To obtain a copy of the Summary Plan Description for your Plan, go to www.principal.com or contact Principal Financial Group at 1-800-547-7754, Monday through Friday between the hours of 7:00 a.m. and 9:00 p.m., U.S. Central Time. Payment of proceeds directly to you may result in adverse tax consequences. See “Material U.S. Federal Income Tax Considerations” on page 24 for more information.

If you do not have a Plan account, see “— Special Information for Former Plan Participants Who No Longer Have a Plan Account” on page 13 for more information.

Q:           Does the Rescission Offer apply to Shares I acquired prior to January 1, 2009?

A:	No. The Rescission Offer only applies to Shares you purchased through a Plan between January 1, 2009 and December 1, 2009.

Q:           What interest rate will be used in calculating any amounts owed to me?

A:
We will apply an annual rate of interest of 1.72% to all interest rate calculations used in this Rescission Offer, which is the highest weekly average 1-year constant maturity Treasury yield in effect at any time during the Purchase Period plus one percent.

Q:	Does it matter whether I purchased Shares through salary deferrals, rollover contributions, loan repayments, company contributions or transfers between investment funds?

A:	No. All purchases of Shares through a Plan during the Purchase Period will be considered when determining whether you are eligible to accept the Rescission Offer.

Q:	Should I accept the Rescission Offer?

A:	You must make your own decision whether to accept the Rescission Offer. In general, it may be economically beneficial to you to accept the Rescission Offer if:

•	you sold Shares you purchased during the Purchase Period for less than you paid for them; or

•	you now hold Shares you purchased during the Purchase Period that on the Expiration Date will be worth less than the price you paid for the Shares, plus interest.

However, in making your decision whether to accept the Rescission Offer, you should consider all relevant factors in light of your particular circumstances, including the potential tax consequences of accepting the Rescission Offer (see “Material U.S. Federal Income Tax Consequences” on page 24 for more information) and, if you now hold Shares you purchased during the Purchase Period, the possibility that the value of such Shares may increase or decrease after the Expiration Date.

You should note, however, that under the terms of the Rescission Offer, we will not repurchase any Shares unless our records indicate that (1) you sold Shares you purchased during the Purchase Period for less than you paid for them and/or (2) you now hold Shares you purchased during the Purchase Period that on the Expiration Date are worth less than the price you paid for the Shares, plus interest. Consequently, if you are unsure whether you sold Shares at a loss or you are unsure whether Shares you have continued to hold are likely to have a value on the Expiration Date less than the Rescission Offer purchase price, you may accept the Rescission Offer by submitting the Rescission Offer Acceptance Form that is applicable to you, and we will determine whether the criteria for the repurchase of your Shares described above are satisfied. Unless these criteria are satisfied, we will not repurchase your Shares pursuant to the Rescission Offer.

In applying those criteria, we will use a “first-in, first-out,” or “FIFO,” principle in determining whether Shares were sold at a loss and whether you now hold Shares eligible for repurchase pursuant to the Rescission Offer. You should apply the same principle in determining whether or not to accept the Rescission Offer. Additional information about the FIFO principle and an example calculation using the FIFO principle are included under “The Rescission Offer — Terms of the Rescission Offer” on page 18.

WE URGE YOU TO REVIEW THIS PROSPECTUS CAREFULLY BEFORE DECIDING WHETHER TO ACCEPT OR REJECT THE RESCISSION OFFER.

If you have questions about the Rescission Offer acceptance process, you can call Principal Financial Group by dialing 1-800-547-7754, Monday through Friday between the hours of 7:00 a.m. and 9:00 p.m., U.S. Central Time.

Q:           Where can I find information about my purchases and sales of Shares?

A:
Detailed information about your purchases of Shares during the Purchase Period and any subsequent sales of such Shares is available to you through your online account. You can access your online account by going to www.principal.com and logging into your account.

•	To find a summary of information pertaining to the Rescission Offer, click on the link for the Rescission Offer within the “Important Information” section at the top of the “Account Information” page.

•
To find details about your transaction history, click on the link for “Historical Information” at the top of the “Account Information” page. After you click on this link, you will be brought to a webpage that has a menu screen that allows you to select a date range of your prior transactions.  This webpage allows you to view all transactions in which you purchased or sold Shares during the Purchase Period, which is from January 1, 2009 through December 1, 2009.

If your transaction history indicates that you sold Shares at a loss, acceptance of the Rescission Offer may be economically beneficial to you. The historical transaction information available to you through your online account can also assist you in determining whether you should accept the Rescission Offer if you now hold Shares you bought during the Purchase Period. If you believe the value of a Share on the Expiration Date will be less than the amount you paid during the Purchase Period for that Share plus interest to the Expiration Date, acceptance of the Rescission Offer may be economically beneficial to you. The last reported sale price of our common stock (as reported on The New York Stock Exchange) on December 9, 2009, was $29.60 per share.

If you have any questions about accessing your transaction history, you can find more information by accessing your account at www.principal.com. If you need further assistance or if you do not have access to your online account, you should call Principal Financial Group at 1-800-547-7754 to request a detailed listing of your transactions by mail. Please allow 5-7 days to receive your transactions history. If you have questions about the Rescission Offer, you may call Principal Financial Group by dialing 1-800-547-7754, Monday through Friday between the hours of 7:00 a.m. and 9:00 p.m., U.S. Central Time.

Q:           Will my ability to direct transactions in my account be affected if I accept the Rescission Offer?

A:
Yes. In order to ensure smooth processing of the Rescission Offer, if you accept the Rescission Offer, all transactions relating to the Shares in your Plan account will be temporarily suspended on the Expiration Date, whether or not we repurchase your Shares. This temporary suspension is called a “blackout period.” For more information about the blackout period, see “Notice of Blackout Period.” The blackout period will commence at 3:00 p.m., U.S. Central Time, on the Rescission Offer Expiration Date of ________, 2010; the blackout period is anticipated to end at 11:59 p.m., U.S. Central Time on ________, 2010. Your Plan account will not be subject to the blackout period if you do not accept the Rescission Offer.

Further, effective as of December 1, 2009, participants in the Plans no longer have the ability to purchase Shares through a Plan account (although participants who hold existing Shares in a Plan account continue to be permitted to keep those Shares in the Plan account). ACCORDINGLY, PARTICIPANTS IN THE PLANS WHOSE SHARES ARE PURCHASED PURSUANT TO THE RESCISSION OFFER WILL NOT BE ABLE TO REINVEST THEIR RESCISSION OFFER PROCEEDS IN SHARES THROUGH A PLAN ACCOUNT.

Q:	May I accept the Rescission Offer in part?

A:
No. If you accept the Rescission Offer, then you must accept it for all Shares that were purchased during the Purchase Period that you still hold as well as all Shares that you purchased during the Purchase Period that were sold at a loss. As described above, however, if you accept the Rescission Offer, we will repurchase only those Shares that, as of the Expiration Date, have a value less than the price you paid for the Shares, plus interest (to the Expiration Date).

If you do not accept the Rescission Offer in full, you will retain ownership of all of your Shares and will not receive any payment for the Shares subject to the Rescission Offer.

Q:	What happens if I accept the Rescission Offer for Shares that I currently hold but the amount I would receive for the Shares is less than the market value of the Shares on the Expiration Date?

A:
If you submit the Rescission Offer Acceptance Form applicable to you, we will not repurchase those Shares for which the price per Share that you paid, plus interest (to the Expiration Date), is less than the market value of a Share as of the Expiration Date. Accordingly, those Shares will remain in your Plan account if you have a Plan Account and you completed the Online Rescission Offer Acceptance Form or those Shares will be returned to you if you no longer have a Plan Account and you completed Rescission Offer Acceptance Form B.

Q:	When does the Rescission Offer expire?

A:	The Rescission Offer expires at 3:00 p.m., U.S. Central Time, on ________, 2010, which is 35 days from the date of this prospectus.

Q:	Will CHS directors and officers participate in the Rescission Offer?

A:
Non-employee members of our Board of Directors were not eligible to participate in the Plans and therefore are not eligible to participate in the Rescission Offer. Our current executive officers, including employee members of our Board of Directors, did not participate in the Plans and therefore are not eligible to participate in the Rescission Offer.

Q:	If I choose to accept the Rescission Offer, which Acceptance Form should I complete?

A:
If you choose to accept the Rescission Offer and you are a current or former Plan participant with a Plan account, you should complete the Online Rescission Offer Acceptance Form that is available at www.principal.com.

If you choose to accept the Rescission Offer and you no longer have a Plan account and you did not take or roll over a distribution in the form of CHS common stock, you should complete, sign and date the attached Rescission Offer Acceptance Form A and return it to the Company. See “— Special Information for Former Plan Participants Who No Longer Have a Plan Account.” on page 13 for more information.

If you choose to accept the Rescission Offer and no longer have a Plan account and you have received a distribution of CHS common stock, you should complete, sign and date the attached Rescission Offer Acceptance Form B and return it to the Company. See “— Special Information for Former Plan Participants Who No Longer Have a Plan Account.” on page 13 for more information.

If you have questions about the Rescission Offer Acceptance Forms, you may call Principal Financial Group by dialing 1-800-547-7754, Monday through Friday between the hours of 7:00 a.m. and 9:00 p.m., U.S. Central Time.

Q:           How do I complete the Online Rescission Offer Acceptance Form?

A:
If you choose to accept the Rescission Offer and you are a current or former Plan participant and you have a Plan account, you must complete the Online Rescission Offer Acceptance Form, available at www.principal.com, by 3:00 p.m., U.S. Central Time, on ________, 2010. To access and complete the Online Rescission Offer Acceptance Form, please follow these instructions:

•	Go to www.principal.com and log into your account.

•	Click on the link for the Rescission Offer Acceptance Form within the “Important Information” section at the top of the “Account Information” page.

•
After you click on the link for the Rescission Offer, you will be brought to a webpage containing important information about the Rescission Offer. The information set forth on this webpage is also set forth on the “Online Rescission Offer Acceptance Form Instructions” included with this prospectus as Appendix B. Please review this information before deciding to accept the Rescission Offer. If, after reviewing this information, you decide you would like to accept the Rescission Offer, please acknowledge your decision by clicking “Yes” on the webpage.

•
After you click “Yes” to accept the Rescission Offer, you must continue through all of the steps in the election process until you receive confirmation that your election has been accepted.  NOTE: YOUR ACCEPTANCE OF THE RESCISSION OFFER IS NOT COMPLETE UNTIL YOU RECEIVE THIS CONFIRMATION.

•
After you complete the Online Rescission Offer Acceptance Form, you will receive an e-mail confirmation in the Message Center for your Plan account at www.principal.com. If you do not receive an e-mail confirmation or if you have any questions, please contact Principal Financial Group at 1-800-547-7754.

YOU MUST SUBMIT THE ONLINE RESCISSION OFFER ACCEPTANCE FORM BY 3:00 P.M., U.S. CENTRAL TIME ON THE EXPIRATION DATE OF ___________, 2010. OTHERWISE, YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER. WE WILL, IN OUR SOLE DISCRETION, DETERMINE WHETHER THE ONLINE RESCISSION OFFER ACCEPTANCE FORM HAS BEEN PROPERLY COMPLETED AND WHETHER YOU ARE ELIGIBLE TO ACCEPT THE RESCISSION OFFER.

Q:           What do I need to do now to accept the Rescission Offer if I no longer have a Plan account?

A:
If you choose to accept the Rescission Offer and you no longer have a Plan account, you must mail us either Rescission Offer Acceptance Form A or B (included with this prospectus as Appendices C and D), together with any other required documentation so that it is received by us on or before 3:00 p.m., U.S. Central Time, on ________, 2010. The Rescission Offer Acceptance Form must be legible. You may mail your Rescission Offer Acceptance Form to:

Principal Financial Group
PO Box 9394
Des Moines, IA 50306-9394

If you choose to overnight your Rescission Offer Acceptance Form, please send it to:

Principal Financial Group
710 9th Street
Des Moines, IA  50309

We will not accept acceptance forms by fax or scanned acceptance forms sent as email attachments.

If you choose to accept the Rescission Offer, we recommend that you mail the Rescission Offer Acceptance Form sufficiently in advance of the Expiration Date to ensure its receipt by the deadline specified above. The method for returning the Rescission Offer Acceptance Form is at your option and risk, and delivery will be deemed made only when actually received by us at the address indicated above. If delivery is by mail, we recommend using registered mail with return receipt requested. You can also call Principal Financial Group by dialing 1-800-547-7754, Monday through Friday between the hours of 7:00 a.m. and 9:00 p.m., U.S. Central Time to confirm your Rescission Offer Acceptance Form was received.

WE MUST RECEIVE YOUR LEGIBLE AND PROPERLY COMPLETED RESCISSION OFFER ACCEPTANCE FORM AND ANY OTHER REQUIRED INFORMATION ON OR BEFORE 3:00 P.M., U.S. CENTRAL TIME, ON THE EXPIRATION DATE OF ________, 2010. OTHERWISE, YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER. WE WILL, IN OUR SOLE DISCRETION, DETERMINE WHETHER YOUR RESCISSION OFFER ACCEPTANCE FORM HAS BEEN PROPERLY COMPLETED AND WHETHER YOU ARE ELIGIBLE TO ACCEPT THE RESCISSION OFFER.

We recommend that you write down for your records the identification number printed on your Rescission Offer Acceptance Form. You will need to provide that identification number if you change your mind and decide to revoke your acceptance of the offer prior to the Expiration Date.

Q:           What do I need to do now to reject the Rescission Offer?

A:           You do not need to take any action to reject the Rescission Offer.

Q:	What happens if I do not submit a Rescission Offer Acceptance Form online or by mail by the Expiration Date?

A:
If you do not submit the Rescission Offer Acceptance Form that is applicable to you and all required documentation on or before the Expiration Date, you will be deemed to have rejected the Rescission Offer.

If you reject the Rescission Offer, you will not receive any payment with respect to the Shares subject to the Rescission Offer. In addition, the Shares that you now own and that are subject to the Rescission Offer, for purposes of applicable federal securities law, will be registered securities as of the date of this prospectus.

Q:	Can I change my mind after I have submitted the Online Rescission Offer Acceptance Form?

A:	Yes. You can change your decision to accept the Rescission Offer at any time before 3:00 p.m., U.S. Central Time, on the Expiration Date by following these instructions:

•	Go to www.principal.com and log into your account.

•	Click on the link for the Rescission Offer Acceptance Form within the “Important Information” section at the top of the Account Information page.

•	After you click on the link for the Rescission Offer, you will be brought to a webpage that states that you have already accepted the Rescission Offer.

•	If you would like to change your decision, and revoke your acceptance of the Rescission Offer, you must click “I choose to reject the Rescission Offer” on this webpage.

•	After you click “I choose to reject the Rescission Offer” you will receive a confirmation. NOTE: YOUR REVOCATION OF YOUR ACCEPTANCE IS NOT COMPLETE UNTIL YOU RECEIVE THIS CONFIRMATION.

•
After your revocation is complete, you will receive an e-mail confirmation in your Message Center that is available through your account at www.principal.com. If you do not receive an e-mail confirmation or if you have questions, please contact Principal Financial Group at 1-800-547-7754.

Q:	Can I change my mind after I have mailed my signed Rescission Offer Acceptance Form?

A:
Yes. You can change your decision about accepting or rejecting the Rescission Offer at any time before 3:00 p.m., U.S. Central Time, on the Expiration Date by mailing us a notice that includes your name, your identification number located on your Rescission Offer Acceptance Form, and a clear indication that you are rejecting the Rescission Offer. You may mail your notice of revocation/rejection to:

Principal Financial Group
PO Box 9394
Des Moines, IA 50306-9394

If you choose to overnight your notice of revocation/rejection, please send it to:

Principal Financial Group
710 9th Street
Des Moines, IA  50309

THIS NOTICE OF REVOCATION/REJECTION MUST BE LEGIBLE AND RECEIVED BY MAIL AT THE ABOVE ADDRESS ON OR BEFORE 3:00 P.M., U.S. CENTRAL TIME, ON THE EXPIRATION DATE OF _________, 2010. OTHERWISE YOU WILL BE DEEMED TO HAVE ACCEPTED THE RESCISSION OFFER PURSUANT TO YOUR ELECTION ON THE ORIGINAL RESCISSION OFFER ACCEPTANCE FORM(S).

Q:           Does the Rescission Offer affect any loan repayments I am currently making to my Plan?

A:
If you have an outstanding loan from your Plan, the amount that you are required to repay will not change as a result of your acceptance or rejection of the Rescission Offer. However, new loan and distribution requests made during the blackout period that require Shares to be sold by the Trustee will be delayed until after the blackout period ends. Any requests made during the blackout period do not need to be resubmitted after the blackout period ends.

Q:	Who can help answer my questions?

A:
If you have any questions about accessing your Plan transaction history or to request a detailed listing of your transactions by mail, you should call Principal Financial Group at 1-800-547-7754, Monday through Friday, between the hours of 7:00 a.m. and 9:00 p.m., U.S. Central Time.  Please allow 5-7 days to receive your records by mail.

If you have questions regarding the Rescission Offer, you may call Principal Financial Group by dialing 1-800-547-7754, Monday through Friday, between the hours of 7:00 a.m. and 9:00 p.m., U.S. Central Time.

Special Information for Former Plan Participants Who No Longer Have a Plan Account

Q:	What will I receive if I no longer have a Plan account and took my distribution in the form of shares of CHS common stock and I still hold those shares?

A:
Because you took a distribution from the Plan in the form of common stock, you may have special tax considerations — referred to as “Net Unrealized Appreciation” or “NUA” that apply to any sale of your CHS common stock. ACCORDINGLY, YOU ARE STRONGLY ADVISED TO CONSULT WITH YOUR INDEPENDENT TAX ADVISER BEFORE ACCEPTING THIS RESCISSION OFFER.

To accept the Rescission Offer you must mail us a properly completed Rescission Offer Acceptance Form B, then a three-step process will occur:

First, you (or your Individual Retirement Account (IRA) or eligible retirement plan into which you rolled over your distribution from the Plan) will tender the Shares acquired under the Plan during the Purchase Period. Specifically, you must give us the stock certificates (or other evidence of stock ownership, as explained on Rescission Offer Acceptance Form B (included with this prospectus as Appendix D)) as part of your acceptance of this Rescission Offer. After you tender your Shares, you will no longer own the Shares that are repurchased pursuant to the Rescission Offer. If you submit a Rescission Offer Acceptance Form B, we will not repurchase those Shares for which the price per common stock that you paid, plus interest (to the Expiration Date), is less than the market value of a Share as of the Expiration Date. Accordingly, those Shares will be returned to you. If we repurchase your Shares, we will pay you an amount equal to the amount that you paid for such Shares, plus interest. The next two steps describe how this amount will be paid to you in two separate payments.

Second, with respect to any Shares that are repurchased, an amount equal to the market value of the repurchased Shares (based on the closing price of CHS common stock on the Expiration Date) will be distributed to you (or your IRA or other eligible retirement plan) in cash.

Third, a new Plan account will be established on your behalf, into which we will deposit the difference between the amount you paid for the repurchased Shares and the market value of the repurchased Shares on the Expiration Date, plus interest at a rate of 1.72% per year from the date of your purchase of the Shares through the date that payment is made by us. These amounts will be invested in a Principal LifeTime Fund based on your date of birth and estimated retirement date. To transfer these amounts to other investments after the proceeds have been deposited, go to www.principal.com or call Principal Financial Group at 1-800-547-7754, Monday through Friday between the hours of 7:00 a.m. and 9:00 p.m., U.S. Central Time.

Q:
What will I receive if I no longer have a Plan account and took my Plan distribution in the form of shares of CHS common stock, and I (or my IRA or eligible retirement plan) have since sold the shares at a loss?

A:
If you (or your IRA or eligible retirement plan) accept the Rescission Offer and provide evidence satisfactory to us of the sale of the Shares acquired during the Purchase Period at a loss (such as a broker’s confirmation), then a new Plan account will be established on your behalf, into which we will deposit an amount equal to the loss, plus interest at a rate of 1.72% per year. Interest will be paid on the amount you originally paid for the Shares acquired during the Purchase Period through the date you sold the Shares and on the loss you realized from your sale of the Shares from the date of your sale through the date that payment is made by us. These amounts will be invested in a Principal LifeTime Fund based on your date of birth and estimated retirement date. To transfer these amounts to other investments after the proceeds have been deposited, go to www.principal.com or call Principal Financial Group at 1-800-547-7754, Monday through Friday between the hours of 7:00 a.m. and 9:00 p.m., U.S. Central Time.

Q:	What will I receive if I no longer have a Plan account and took my distribution from the Plan in cash, and I sold Shares at a loss before I took my distribution?

A:
If you accept the Rescission Offer and if Shares were purchased under the Plan during the Purchase Period and sold at a loss, then a new Plan account will be established on your behalf, into which we will deposit an amount equal to the purchase price paid for the Shares purchased on your behalf, minus an amount attributable to the price at which you sold your shares for purposes of transferring the value of the CHS common stock to other investment funds or to raise cash for distribution, plus interest at a rate of 1.72% per year. Interest will be paid on the amount you originally paid for the Shares acquired during the Purchase Period through the date of your sale of the Shares and on the loss you realized from your sale of the Shares from the date of your sale of the Shares through the date that payment is made by us. These amounts will be invested in a Principal LifeTime Fund based on your date of birth and estimated retirement date. To transfer these amounts to other investments after the proceeds have been deposited, go to www.principal.com or call Principal Financial Group at 1-800-547-7754, Monday through Friday between the hours of 7:00 a.m. and 9:00 p.m., U.S. Central Time.

Q:	If a Plan account is established on my behalf, how may I take a distribution from my Plan account?

A:	If a new Plan account has been established for you as described above, distributions from your Plan account will be available in accordance with the terms of your Plan as follows:

•
Plan account balance greater than $5,000. If your Plan account balance will be greater than $5,000, your assets will remain in the Plan until you choose a distribution in one of the forms available under the Plan. Absent an election by you, your account balance will remain in the Plan until a distribution is required by the Plan’s mandatory distribution rules. You should review the Summary Plan Description for your Plan for more information on the forms of benefit available and mandatory distribution events.

•
Plan account balance greater than $250 but less than or equal to $5,000. If your Plan account balance will be greater than $250 but less than or equal to $5,000, you will be required to elect one of the following: (1) direct rollover to an IRA or another qualified plan, or (2) lump sum payment. If you do not make one of these elections within 60 days from the date your rescission proceeds are deposited into your Plan account, your account balance will automatically be directed to a rollover IRA. You will be provided with a notice and information about distribution options approximately 60 days prior to your account balance being automatically rolled over. The materials include the name and contact information for the company in which your automatic rollover will be invested and an explanation of how to access information about any fees and expenses and how they will affect your IRA.

•	Plan account balance of $250 or less. If your Plan account balance will be less than or equal to $250, your account balance will be distributed to you in a lump sum.

RISK FACTORS

An investment in our common stock involves risks. You should carefully consider the following risk factors relating to the Rescission Offer in addition to the risks identified in “Cautionary Statement Regarding Forward-Looking Statements” above and the risks identified in our Annual Report on Form 10-K for the year ended December 31, 2008, as supplemented by the information contained under the caption “Item 1A. Risk Factors” in our Quarterly Reports on Form 10-Q for the periods ending March 31, 2009, June 30, 2009 and September 30, 2009. Please see “Where You Can Find More Information” on page 27.

The Rescission Offer may not bar claims relating to our possible non-compliance with securities laws, and we may continue to be contingently liable for rescission or damages in an indeterminate amount.

It is not certain that the Rescission Offer will have the effect of barring claims relating to our possible non-compliance with applicable federal securities laws. If a person accepts the Rescission Offer, we believe our potential liability to that person will be eliminated. Should the Rescission Offer be rejected, we may continue to be contingently liable for rescission or damages, which could result in an adverse effect on our results of operations and liquidity. In addition, the Rescission Offer will not prevent regulators from pursuing enforcement actions or imposing penalties and fines against us with respect to any violations of securities laws.

Your right of rescission, if any, under federal and state law may not survive if you affirmatively reject or fail to accept the Rescission Offer.

The rights remaining to the recipients of a rescission offer are not clearly delineated under federal or certain state securities laws. If you affirmatively reject or fail to accept the Rescission Offer, it is unclear whether your federal right of rescission, if any, will be preserved. The staff of the SEC takes the position that a person’s federal right of rescission may survive a rescission offer. However, the few federal courts that have addressed this issue in the past have suggested that, at least in certain circumstances, a person who rejects or fails to accept a rescission offer may be precluded from later seeking similar relief.

The Rescission Offer may also affect your right of rescission and your right to damages, if any, under state law. We believe that the sale of shares of our common stock that are the subject of the Rescission Offer were exempt from registration under state laws. Furthermore, we believe that the Rescission Offer is exempt from registration under the laws of such states and thus need not comply with the laws of such states regulating such offers. However, we do not make any representation as to the compliance of this Rescission Offer with applicable state law. Under most state laws, acceptance or rejection of rescission offers may preclude offerees from initiating an action against the rescission offeror in connection with the registration of securities that are the subject of the rescission offer. We may argue, among other defenses, in any litigation initiated by a person eligible to participate in the Rescission Offer who accepts or rejects the Rescission Offer, that such person may not assert such claims as a result of the Rescission Offer.

Generally, the statute of limitations for enforcement of federal statutory rescission rights by a security holder is one year commencing on the date of the sale of the security sold in violation of the federal registration requirements, but in no event later than three years after the security was bona fide offered to the public. Statutes of limitations under state laws vary by state, with the limitation time period under some state statutes not typically beginning until the facts giving rise to a violation are known. Our Rescission Offer is not an admission that we did not comply with any federal and state registration or disclosure requirements nor is it a waiver by us of any applicable statute of limitations or any potential defense we may have. Determining when a statute of limitations expires under federal or state law can be a complicated issue, and you should consult with an attorney if you have any questions regarding how federal or state statutes of limitations may apply to any claims you have.

If you accept the Rescission Offer, you will not be permitted to conduct any transactions related to the Shares within your Plan account for a period of time following the Expiration Date.

Because you will not be permitted to conduct any transactions with respect to your Plan account for a period of time following the Expiration Date, you will be subject to the risk that, due to events in the securities markets, the value of your account could decline significantly during this period and you would not be able to make transfers to avoid or mitigate this result. This blackout period will commence at 3:00 p.m., U.S. Central Time, on the Rescission Offer Expiration Date of ________, 2010; the blackout period is anticipated to end at 11:59 p.m., U.S. Central Time on ________, 2010. In addition, any proceeds you receive for the sale of Shares in the Rescission Offer will not be deposited into your Plan account for up to 5-7 business days following the Expiration Date. If you still have a Plan account, these proceeds will be allocated to your Plan account in accordance with your current investment elections for new contributions to your Plan. In all cases, you will be subject to the risk that the purchase price of the applicable investment could increase in value prior to the reinvestment of proceeds in your account, resulting in a higher unit cost for such investment. See “Notice of Blackout Period” below for additional information.

Further, effective as of December 1, 2009, participants in the Plans no longer have the ability to purchase Shares through a Plan account (although participants who hold existing Shares in a Plan account continue to be permitted to keep those Shares in the Plan account). ACCORDINGLY, PARTICIPANTS IN THE PLANS WHOSE SHARES ARE PURCHASED PURSUANT TO THE RESCISSION OFFER WILL NOT BE ABLE TO REINVEST THEIR RESCISSION OFFER PROCEEDS IN SHARES THROUGH A PLAN ACCOUNT.

OUR COMPANY

We are the largest publicly traded operator of hospitals in the United States in terms of number of facilities and net operating revenues. We provide healthcare services through these hospitals that we own and operate in non-urban and selected urban markets. We generate revenue primarily by providing a broad range of general hospital healthcare services to patients in the communities in which we are located. As of September 30, 2009, we had 122 general acute care hospitals. In addition, we own and operate home care agencies, located primarily in markets where we also operate a hospital, and through our wholly-owned subsidiary, Quorum Health Resources, LLC, we provide management and consulting services to non-affiliated general acute care hospitals located throughout the United States. We are paid for our services by governmental agencies, private insurers and directly by the patients we serve. Our principal executive offices are located at 4000 Meridian Boulevard, Franklin, Tennessee, 37067. Our telephone number is (615) 465-7000.

THE RESCISSION OFFER

Background and Reasons for the Rescission Offer

CHS/Community Health Systems, Inc., a subsidiary of Community Health Systems, Inc., is the current sponsor of the Plans. On January 1, 2009, the sponsor merged the Triad Hospitals, Inc. Retirement Savings Plan, the Abilene Physicians Group 401(k) Plan and Trust and the Regional Employee Assistance Program 401(k) Plan with and into the Community Health Systems, Inc. 401(k) Plan. Contemporaneously, the sponsor also established the CHS Retirement Savings Plan, and the accounts of substantially all participants in the Community Health Systems, Inc. 401(k) Plan were transferred subsequently to the CHS Retirement Savings Plan. The sponsor also established the CHS Spokane 401(k) Plan on January 1, 2009 for the exclusive benefit of certain employees of the Deaconess Medical Center and Valley Hospital and Medical Center and their beneficiaries.

The Rescission Offer applies only to Shares purchased through the CHS Retirement Savings Plan or the CHS Spokane 401(k) Plan during the Purchase Period. The Rescission Offer does not apply to Shares a participant acquired through the Community Health Systems, Inc. 401(k) Plan that were transferred to the participant’s account under the CHS Retirement Savings Plan.

The Plans are qualified defined contribution plans under Section 401(a) of the Internal Revenue Code of 1986, as amended. The purpose of the Plans is to provide a voluntary, systematic method for participants to save a specified percentage of the participant’s compensation for retirement and to defer federal income tax and, where allowed, state, city and county income tax, on such compensation. Principal Trust Company was appointed Trustee of the Plans on January 1, 2009.

Amounts in participants’ accounts are held in a trust fund maintained for the benefit of participants in the Plans. Participant investment options consist of certain investment funds and common or collective trust funds. All contributions to a participant’s Plan account are invested in accordance with his or her investment elections.

From January 1, 2009 through December 1, 2009, Plan participants had been allowed to purchase shares of CHS common stock through the Plan in which they participate. The Trustee purchased Shares on the open market and allocated Shares to participant Plan accounts. Although the shares of CHS common stock held by the Trustee are purchased in the open market, the staff of the SEC takes the position that we were required to register with the SEC the shares purchased by the Trustee on behalf of the Plan participants. In October 2009, we discovered that we did not register with the SEC, as required, the shares of our common stock offered and sold to participants in the Plans. Our inadvertent failure to register with the SEC the sale of shares of our common stock under the Plans may have constituted a violation of Section 5 of the Securities Act (which generally requires registration of offers and sales of securities) and may give rise to liability under Section 12 of the Securities Act (which generally provides a rescission remedy for offers and sales of securities in violation of Section 5).

We are making the Rescission Offer with respect to 166,886 Shares sold during the Purchase Period. We are making the Rescission Offer to ensure compliance with the Securities Act and to limit any contingent liability we may have as a result of possible noncompliance with applicable federal registration requirements in connection with the purchase of Shares by Plan participants. In determining the Purchase Period, we selected January 1, 2009, which is the date the Plans were created and participants were first permitted to purchase and sell Shares in the Plans, as the beginning date of the Purchase Period, and we selected December 1, 2009, which is the last day participants in the Plans had the ability to purchase Shares through a Plan account, as the ending date of the Purchase Period. Please note that non-employee members of our Board of Directors were not eligible to participate in the Plans and therefore are not eligible to participate in the Rescission Offer. Our current executive officers, including employee members of our Board of Directors, did not participate in the Plans and therefore are not eligible to participate in the Rescission Offer.

Effect of the Rescission Offer

If you reject, fail to timely accept, or fail to accept in full, the Rescission Offer by 3:00 p.m., U.S. Central Time, on the Expiration Date, or if you accept the Rescission Offer but we determine that you are not eligible to accept the Rescission Offer under the terms set forth in this prospectus, you will retain ownership of the Shares and will not receive any payment for the Shares subject to the Rescission Offer. In addition, the Shares that you now own that are subject to the Rescission Offer, for purposes of applicable federal securities law, will be registered securities as of the date of this prospectus.

Your acceptance of the Rescission Offer may preclude you from later seeking similar relief, if any is available. It is unclear if, for federal securities law purposes, rejection or the failure to accept a rescission offer terminates an offeree’s right to bring a civil action against the offeror for failure to register securities under the Securities Act. The staff of the SEC takes the position that a person’s federal right of rescission may survive a rescission offer. However, the few federal courts that have addressed this issue in the past have suggested that, at least in certain circumstances, a person who rejects or fails to accept a rescission offer may be precluded from later seeking similar relief.

The above discussion relates primarily to your potential rescission rights and does not address the antifraud provisions of federal securities laws or rights under state securities laws, common law or equity. Under Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder, a person is liable for damages caused by a material misrepresentation or omission intentionally or recklessly made by that person in connection with the sale of a security. Because we only recently became aware that we were required to register the Shares, we do not believe that we are subject to liability pursuant to Section 10(b) or Rule 10b-5. We also believe that the sale and issuance of shares of our common stock that are the subject of the Rescission Offer were exempt from registration under state laws. Furthermore, we believe that this Rescission Offer is exempt from registration under state laws and thus need not comply with state laws regulating such offers. However, we do not make any representation as to the compliance of this Rescission Offer with any applicable state law. Please note that under most state laws, acceptance or rejection of rescission offers may preclude offerees from initiating an action against the rescission offeror in connection with the registration of securities that are the subject of the rescission offer.

Generally, the federal statute of limitations for enforcement of such statutory rights by a security holder is one year commencing on the date of the sale of the security sold in violation of the federal registration requirements, but in no event later than three years after the security was bona fide offered to the public. Statutes of limitations under state laws vary by state, with the limitation period under some state statutes not typically beginning until the facts giving rise to the violation are known. Our Rescission Offer is not an admission that we did not comply with any federal or state registration or disclosure requirement nor is it a waiver by us of any applicable statute of limitations or any potential defense we may have. Determining when a statute of limitations expires under federal or state law can be a complicated issue, and you should consult with an attorney if you have any questions regarding how federal or state statutes of limitations may apply to any claims you have or regarding any of your legal rights and remedies before deciding whether or not to accept the Rescission Offer.

Terms of the Rescission Offer

If you purchased Shares through a Plan during the Purchase Period and have already sold such Shares through a Plan at a loss, you may accept the Rescission Offer, in which case you will receive an amount equal to the amount you paid for the Shares less the proceeds of the sale of the Shares, plus interest at a rate of 1.72% per year. Interest will be paid on the amount originally paid for the Shares from the date you purchased the Shares through the date you sold the Shares. Interest will also be paid on the loss realized from your sale of the Shares from the date of such sale through the date that payment is made by us.

If you currently have a Plan account that holds Shares purchased during the Purchase Period, you may accept the Rescission Offer, in which case the Trustee will sell the Shares to the Company at the price you paid for such Shares. The proceeds of such sale will be transferred to your Plan account. In addition, we will credit your account with interest at a rate of 1.72% per year for the period from the date you purchased the Shares to the date payment is made by us. However, we will not repurchase any Share if the price you paid for the Share plus interest (to the Expiration Date) is less than the market value of the Share as of the Expiration Date, as it would not be economically beneficial to you.

Shares are deemed sold in the order in which you purchased them. In order to determine which Shares acquired during the Purchase Period are eligible for repurchase and which, if any, Shares so acquired were sold at a loss, all Shares acquired on your behalf will be matched against all sales of Shares after January 1, 2009 and before the Expiration Date by matching the first Share acquired with the first Share sold. This principle, commonly called “first-in, first-out,” or “FIFO,” will be used by CHS in determining which Shares you sold at a loss and which Shares you now hold are eligible for repurchase and should be used by you to help determine whether or not you wish to accept the Rescission Offer. An example of the FIFO determination is shown below.

Let’s assume that Ms. Jones has the following transaction history:

Type	Date of Transaction	Shares
Purchase 1	02/06/09	100
Purchase 2	03/04/09	25
Sale 1	03/23/09	50
Sale 2	04/24/09	50
Purchase 3	09/15/09	50
Sale 3	11/20/09	50

In order to follow the FIFO determination, Ms. Jones first identifies the date and number of Shares of the first purchase of Shares during the Purchase Period. Then Ms. Jones identifies the date and number of Shares of the first sale of Shares during or after the Purchase Period. Ms. Jones’ calculation looks like this:

	Date	Purchase of Shares	Sale of Shares	Amount of Loss Recognized Per Share	Balance of Shares
Purchase 1	02/06/09	100 Shares (at $21 per Share)	—	—	100
Purchase 2	03/04/09	25 Shares (at $15 per Share)	—	—	125
Sale 1	03/23/09	—	50 Shares (at $15 per Share)	50 Shares at $6 loss per Share (1)	75
Sale 2	04/24/09	—	50 Shares (at $20 per Share)	50 Shares at $1 loss per Share (2)	25
Purchase 3	09/15/09	50 Shares (at $35 per Share)	—	—	75
Sale 3	11/20/09	—	50 Shares (at $31 per Share)	25 Shares at $16 gain per Share; 25 Shares at $4 loss per Share (3)	25

(1) Shares sold on 03/23/09 are matched against Shares purchased on 02/06/09.

(2) Shares sold on 04/24/09 are matched against Shares purchased on 02/06/09.

(3) Shares sold on 11/20/09 are matched first against Shares purchased on 03/04/09 and then against Shares purchased on 09/15/09.

Using the above calculations, Ms. Jones sold 125 Shares at a loss during the Purchase Period and 25 Shares at a gain during the Purchase Period. Under the Rescission Offer, Ms. Jones is eligible to receive a cash amount equal to the amount of loss, plus interest for those Shares sold at a loss. In addition, using the above calculations, Ms. Jones continues to hold 25 Shares that were purchased during the Purchase Period on 09/15/09 for $35 per Share. For these 25 Shares, Ms. Jones is eligible to receive a cash amount equal to the amount she paid for such Shares, plus interest. (However, Ms. Jones is not eligible to receive cash if the amount she paid for the Shares, plus interest, is less than the fair market value of the Shares on the Expiration Date, as it would not be economically beneficial to her.)

We will apply an annual rate of interest of 1.72% to all interest rate calculations used in this Rescission Offer. U.S. federal law does not provide a specific rate of interest to be used in rescission offers. In the absence of a required federal rate of interest, we will apply an annual rate of interest of 1.72% to all interest rate calculations used in this Rescission Offer, which is the highest weekly average 1-year constant maturity Treasury yield in effect at any time during the Purchase Period plus one percent.

The Rescission Offer will expire at 3:00 p.m., U.S. Central Time, on ________, 2010, which is 35 days from the date of this prospectus. If you submit the Rescission Offer Acceptance Form applicable to you, and we receive all required documentation from you on or before the deadline specified in the preceding sentence, and we determine that you are eligible to accept the Rescission Offer, we expect any proceeds to which you are entitled will be credited to your Plan account, or a Plan account established for you within 5-7 business days following the Expiration Date.

If you still have a Plan account, we will credit all proceeds resulting from acceptance of the Rescission Offer to your Plan account in accordance with your current investment elections for new contributions to your Plan. If you no longer have a Plan account and you did not take a distribution from a Plan in the form of shares of CHS common stock (and you accepted the Rescission Offer by completing Rescission Offer Acceptance Form A), a Plan account will be established for you and all proceeds payable to you under this Rescission Offer will be invested in a Principal LifeTime Fund based on your date of birth and estimated retirement date. If you no longer have a Plan account and you received a distribution from a Plan in the form of CHS common stock (and you accepted the Rescission Offer by completing Rescission Offer Acceptance Form B), a portion of the proceeds payable to you under the Rescission Offer will be paid to you in cash and a portion will be paid into a Plan account that will be established for you and invested in a Principal LifeTime Fund based on your date of birth and estimated retirement date. The Plans’ distribution rules vary based on your personal circumstances such as your account balance, age and employment status. As a result, you should review the Summary Plan Description for your Plan and the “Questions and Answers About the Rescission Offer” located in this prospectus for more information on your distribution options. Payment of proceeds directly to you may result in adverse tax consequences (see “Material U.S. Federal Income Tax Considerations” on page 24 for more information).

Further, effective as of December 1, 2009, participants in the Plans no longer have the ability to purchase Shares through a Plan account (although participants who hold existing Shares in a Plan account continue to be permitted to keep those Shares in the Plan account). ACCORDINGLY, PARTICIPANTS IN THE PLANS WHOSE SHARES ARE PURCHASED PURSUANT TO THE RESCISSION OFFER WILL NOT BE ABLE TO REINVEST THEIR RESCISSION OFFER PROCEEDS IN SHARES THROUGH A PLAN ACCOUNT.

The table below sets forth the highest and lowest daily closing prices of our common stock for the first three quarters of fiscal year 2009 and for the fourth quarter of fiscal year 2009 though market close on December 9, 2009.

	Fiscal Year 2009
	Fourth Quarter (1)	Third Quarter	Second Quarter	First Quarter
High	$ 36.60	$35.09	$28.27	$21.44
Low	$ 29.60	$25.12	$14.75	$13.12

                                                                                                (1) As of market close on December 9, 2009

The last reported sale price of our common stock (as reported on The New York Stock Exchange) on December 9, 2009, was $29.60 per share.

Neither we nor any of our officers and directors may make any recommendations to any person with respect to our Rescission Offer. We urge you to read this prospectus carefully and to make an independent evaluation with respect to our Rescission Offer. We also urge you to consult with your advisors before accepting or rejecting our Rescission Offer.

How to Accept or Reject the Rescission Offer

YOU ARE NOT LEGALLY REQUIRED TO ACCEPT THE RESCISSION OFFER.

Acceptance of the Rescission Offer is optional. Generally, acceptance of the Rescission Offer would be economically beneficial only if you have sold Shares purchased during the Purchase Period at a loss, or if you currently hold Shares purchased during the Purchase Period and the market value of a Share on the Expiration Date is less than the price you paid for the Share, plus interest (to the Expiration Date).

How to Accept the Rescission Offer if You Have a Plan Account

If you have a Plan account, in order to accept the Rescission Offer, you must complete the Online Rescission Offer Acceptance Form, which is available at www.principal.com, by 3:00 p.m., U.S. Central Time, on ________, 2010. To access and complete the Online Rescission Offer Acceptance Form, please follow these instructions:

•	Go to www.principal.com and log into your account.

•	Click on the link for the Rescission Offer Acceptance Form within the “Important Information” section at the top of the “Account Information” page.

•
After you click on the link for the Rescission Offer, you will be brought to a webpage containing important information about the Rescission Offer. The information set forth on this webpage is also set forth on the “Online Rescission Offer Acceptance Form Instructions” included with this prospectus as Appendix B. Please review this information before deciding to accept the Rescission Offer. If, after reviewing this information, you decide you would like to accept the Rescission Offer, please acknowledge your decision by clicking “Yes” on the webpage.

•
After you click “Yes” to accept the Rescission Offer, you must continue through all of the steps in the election process until you receive confirmation that your election has been accepted. NOTE: YOUR ACCEPTANCE OF THE RESCISSION OFFER IS NOT COMPLETE UNTIL YOU RECEIVE THIS CONFIRMATION.

•
After you complete the Online Rescission Offer Acceptance Form, you will receive an e-mail confirmation in the Message Center for your Plan account at www.principal.com. If you do not receive an e-mail confirmation or if you have any questions, please contact Principal Financial Group at 1-800-547-7754.

YOU MUST SUBMIT THE ONLINE RESCISSION OFFER ACCEPTANCE FORM BY 3:00 P.M., U.S. CENTRAL TIME ON THE EXPIRATION DATE OF ___________, 2010. OTHERWISE, YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER. WE WILL, IN OUR SOLE DISCRETION, DETERMINE WHETHER THE ONLINE RESCISSION OFFER ACCEPTANCE FORM HAS BEEN PROPERLY COMPLETED AND WHETHER YOU ARE ELIGIBLE TO ACCEPT THE RESCISSION OFFER.

How to Accept the Rescission Offer if You No Longer Have a Plan Account

If you no longer have a Plan account, in order to accept the Rescission Offer, you must complete the Rescission Offer Acceptance Form that is applicable to you and return it and any other required documentation by mail so that it is received by us on or before 3:00 p.m., U.S. Central Time, on ________, 2010. The Rescission Offer Acceptance Form must be legible. You may mail your Rescission Offer Acceptance Form and any other required documentation to:

Principal Financial Group
PO Box 9394
Des Moines, IA 50306-9394

If you choose to overnight your Rescission Offer Acceptance Form, please send it to:

Principal Financial Group
710 9th Street
Des Moines, IA  50309

We will not accept acceptance forms by fax or scanned acceptance forms sent as email attachments.

If you choose to accept the Rescission Offer, we recommend that you mail the Rescission Offer Acceptance Form applicable to you sufficiently in advance of the Expiration Date to ensure its receipt by the deadline specified above. The method for returning the Rescission Offer Acceptance Form is at your option and risk, and delivery will be deemed made only when actually received by us at the address indicated above. If delivery is by mail, we recommend using registered mail with return receipt requested. If you are sending us stock certificates, we strongly recommend that you send the form and accompanying documents by a recognized overnight delivery system or by registered mail, properly insured, with return receipt requested. You can also call Principal Financial Group by dialing 1-800-547-7754, Monday through Friday, between hours of 7:00 a.m. and 9:00 p.m., U.S. Central Time to confirm your Rescission Offer Acceptance Form was received.

WE MUST RECEIVE YOUR LEGIBLE AND PROPERLY COMPLETED RESCISSION OFFER ACCEPTANCE FORM AND ANY OTHER REQUIRED DOCUMENTATION ON OR BEFORE 3:00 P.M., U.S. CENTRAL TIME, ON THE EXPIRATION DATE, ________, 2010. OTHERWISE, YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER. WE WILL, IN OUR SOLE DISCRETION, DETERMINE WHETHER YOUR RESCISSION OFFER ACCEPTANCE FORM HAS BEEN PROPERLY COMPLETED AND WHETHER YOU ARE ELIGIBLE TO ACCEPT THE RESCISSION OFFER.

How to Reject the Rescission Offer

You do not need to take any action to reject the Rescission Offer.

How to Reject the Rescission Offer if you Have Already Accepted the Offer

If you change your decision and want to reject the Rescission Offer after having completed the Online Rescission Offer Acceptance Form at www.principal.com, you may reject the Rescission Offer by following these instructions:

•	Go to www.principal.com and log into your account.

•	Click on the link for the Rescission Offer Acceptance Form within the “Important Information” section at the top of the Account Information page.

•	After you click on the link for the Rescission Offer, you will be brought to a webpage that states that you have already accepted the Rescission Offer.

•	If you would like to change your decision, and revoke your acceptance of the Rescission Offer, you must click “I choose to reject the Rescission Offer” on this webpage.

•	After you click “I choose to reject the Rescission Offer” you will receive a confirmation. NOTE: YOUR REVOCATION OF YOUR ACCEPTANCE IS NOT COMPLETE UNTIL YOU RECEIVE THIS CONFIRMATION.

•
You will receive an e-mail confirmation in your Message Center that is available through your account at www.principal.com. If you do not receive an e-mail confirmation or if you have questions, please contact Principal Financial Group at 1-800-547-7754.

If you change your decision and want to reject the Rescission Offer after having submitted either Rescission Offer Acceptance Form A or Rescission Offer Acceptance Form B, you may reject the Rescission Offer by sending a notice that includes your name, your identification number located on your Rescission Offer Acceptance Form, and a clear indication that you are rejecting the Rescission Offer to the attention of CHS Rescission Offer, to:

Principal Financial Group
PO Box 9394
Des Moines, IA 50306-9394

If you choose to overnight your notice of revocation/rejection, please send it to:

Principal Financial Group
710 9th Street
Des Moines, IA  50309

If you have previously accepted the Rescission Offer and you change your mind, you must revoke your acceptance as provided by the instructions set forth above by 3:00 p.m., U.S. Central Time, on ________, 2010. Otherwise, you will be deemed to have accepted the Rescission Offer pursuant to your original Rescission Offer Acceptance Form.

IF YOU FAIL TO ACCEPT THE RESCISSION OFFER ON OR PRIOR TO 3:00 P.M., U.S. CENTRAL TIME, ON THE EXPIRATION DATE, ________, 2010, OR ATTEMPT TO ONLY ACCEPT THE RESCISSION OFFER IN PART, YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER. ACCEPTANCE OR REJECTION OF THE RESCISSION OFFER MAY NOT NECESSARILY TERMINATE YOUR RIGHT TO BRING A CIVIL ACTION AGAINST US FOR FAILURE TO REGISTER THE SHARES UNDER FEDERAL SECURITIES LAWS. HOWEVER, FEDERAL LAW DOES PROVIDE THAT YOU MAY LOSE ANY RESCISSION RIGHTS UNDER FEDERAL SECURITIES LAWS ONE YEAR FROM THE DATE OF PURCHASE OF SUCH SHARES AND THREE YEARS FROM THE DATE SUCH SHARES WERE BONA FIDE OFFERED TO THE PUBLIC.

If you have questions regarding how to reject the Rescission Offer, you can also call Principal Financial Group by dialing 1-800-547-7754, Monday through Friday between the hours of 7:00 a.m. and 9:00 p.m., U.S. Central Time.

Funding the Rescission Offer

We have sufficient funds available to pay for the purchase of any Shares that may be tendered to us as a result of the Rescission Offer.

Use of Stock Repurchased by the Company in the Rescission Offer

The shares of our common stock repurchased in the Rescission Offer, if any, will be retired and become authorized but unissued shares.

Questions About the Rescission Offer

If you have questions about the Rescission Offer, you may call Principal Financial Group by dialing 1-800-547-7754, Monday through Friday, between 7:00 a.m. and 9:00 p.m., U.S. Central Time. If you have any questions about accessing your transaction history in your Plan, you can find more information by accessing your account at www.principal.com. If you need further assistance or if you do not have access to your online account, you should call Principal Financial Group at 1-800-547-7754 to request a detailed listing of your transactions by mail. Please allow 5-7 days to receive your transaction history.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes the material U.S. federal income tax considerations relating to the Rescission Offer. This discussion is based on current law. The following discussion is not exhaustive of all possible tax consequences. It does not give a detailed discussion of any federal estate or gift tax consequences or any state, local or foreign tax consequences, nor does it discuss all of the aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances and only applies if you are an individual citizen or resident of the United States that acquired the Shares.

You are urged to consult with your own tax advisor regarding the specific consequences to you of the Rescission Offer, including the U.S. federal, state, local, foreign and other tax consequences and the potential changes in applicable tax laws.

Tax Consequences to Current Participants and Former Participants who Continue to Have a Plan Account

Your acceptance or rejection of the Rescission Offer, or the sale of the Shares pursuant to the Rescission Offer or the receipt of the specified payment if you had previously sold your Shares at a loss, is not considered to be a taxable event before withdrawal or distribution of funds from your Plan account. If you currently have a Plan account, your proceeds from the Rescission Offer will be credited to your Plan account and will be invested in accordance with your current investment elections in your Plan. Upon any later withdrawal or distribution, any gain resulting from the Rescission Offer may result in taxable income to you and may have other tax consequences depending on the manner you choose to receive distributions from your Plan account. The Plans’ distribution rules vary based on your personal circumstances such as your account balance, age, and employment status. As a result, you should review the Summary Plan Description for your Plan for more information on your distribution options. A direct rollover into an individual retirement account or other qualified retirement plan is not considered to be a taxable event. If you receive a distribution from your Plan and do not roll it over, such distribution will generally be taxable as ordinary income to you and may be subject to mandatory withholding. An additional ten percent income tax may be imposed if you have not yet attained age 59½. For more information on the tax treatment of Plan distributions, see the Summary Plan Description for your Plan.

Tax Consequences to Former Participants Who No Longer Have a Plan Account

In general, many aspects of the tax treatment applicable to payments made in respect of former participants are unclear. ACCORDINGLY, ALL FORMER PARTICIPANTS ARE STRONGLY ADVISED TO CONSULT WITH THEIR INDEPENDENT TAX ADVISORS BEFORE ACCEPTING THIS RESCISSION OFFER.

Former Participants Who Received and Still Hold Stock

Because you took a distribution from the Plan in the form of common stock, you may have special tax considerations — referred to as “Net Unrealized Appreciation” or “NUA” that apply to any sale of your CHS common stock. You are strongly urged to consult your tax adviser for further details.

Former Participants Who Received Stock and Rolled It Over to an IRA or Other Qualified Plan

If you no longer have a Plan account, you took a distribution of your Plan account in the form of shares of CHS common stock and rolled that distribution over into an IRA or other eligible retirement plan, and the IRA or other eligible plan still holds those shares, a portion of the funds we pay as a result of your acceptance of the Rescission Offer will be paid to the IRA or eligible retirement plan (or their successors) to which you rolled over you initial distributions from the Plan, as you direct on Rescission Offer Acceptance Form B. The portion of the funds paid to your IRA or eligible plan will be equal to the market value of the repurchased shares (based on the closing price of CHS common stock on the Expiration Date). The payment of these amounts to your IRA or eligible plan should not be a taxable event. However, upon any later distribution of those funds from your IRA or other eligible plan, the amounts generally will be taxable to you (or your beneficiary) as ordinary income and may be subject to mandatory withholding and a 10% federal income tax penalty in cases of some early distributions from the IRA or other eligible plan.

Any remaining amounts payable in connection with your acceptance of the Rescission Offer will be paid into a new Plan account established on your behalf. Although the treatment of these amounts is unclear, the payment of these amounts to your new Plan account should not be a taxable event. However, upon any later distribution of those funds, the amounts generally will be taxable to you (or your beneficiary) as ordinary income and may be subject to mandatory withholding and a 10% federal income tax penalty in cases of some early distributions from the Plan. The Plans’ distribution rules vary based on your personal circumstances such as your account balance, age, and employment status. As a result, you should review the Summary Plan Description for your Plan.

Former Participants Who Received Stock and did not Roll Over their Stock

If you no longer have a Plan account, took a distribution of your Plan account in the form of shares of CHS common stock, did not roll it over and still hold the shares, we will pay to you directly in cash an amount equal to the market value of the shares repurchased pursuant to the Rescission Offer (based on the closing price of CHS common stock on the Expiration Date). Any amount paid directly to you should be treated as a taxable redemption of stock. That redemption may be treated as a sale or exchange or as a dividend for federal income tax purposes depending on the application of the tax rules to your individual circumstances. The redemption may result in capital gain to you, in which case, the gain should be short-term or long-term depending on your holding period for the shares. You should consult with your own tax adviser with regard to the tax treatment of such a distribution to you.

Any remaining amounts payable in connection with your acceptance of the Rescission Offer will be paid into a new Plan account established on your behalf. Although the treatment of these amounts is unclear, the payment of these amounts to your new Plan account should not be a taxable event. However, upon any later distribution of those funds, the amounts generally will be taxable to you (or your beneficiary) as ordinary income and may be subject to mandatory withholding and a 10% federal income tax penalty in cases of some early distributions from the Plan. The Plans’ distribution rules vary based on your personal circumstances such as your account balance, age, and employment status. As a result, you should review the Summary Plan Description for your Plan.

Other Former Participants in the Plan Who Received a Distribution

If you are a former participant who does not have a Plan account and you (i) did not take a distribution in CHS Stock, or (ii) took a distribution in CHS Stock and sold it, all proceeds due to you under the Rescission Offer will be paid to a new Plan account established on your behalf. Although the treatment of these amounts is unclear, the payment of these amounts to your new Plan account should not be a taxable event. However, upon any later distribution of those funds, the amounts generally will be taxable to you (or your beneficiary) as ordinary income and may be subject to mandatory withholding and a 10% federal income tax penalty in cases of some early distributions from the Plan. The Plans’ distribution rules vary based on your personal circumstances such as your account balance, age, and employment status. As a result, you should review the Summary Plan Description for your Plan.

To ensure compliance with U.S. Treasury Department Circular 230, we inform you that the preceding discussion (and any other discussion of U.S. federal tax issues herein) is written in connection with the promotion or marketing of the Rescission Offer and is not intended to be relied upon, and cannot be relied upon) by a participant in such offer for the purpose of avoiding penalties that may be imposed under the Internal Revenue Code. Each prospective participant in the Rescission Offer should seek advice based on his or her own particular circumstances from an independent tax advisor.

USE OF PROCEEDS

We will receive no proceeds from the Rescission Offer.

NOTICE OF BLACKOUT PERIOD

This notice is intended to comply with the requirements of Department of Labor Final Regulation Relating to Notice of Blackout Periods to Participants and Beneficiaries, 29 C.F.R. Section 2520.101-3, to the extent such requirements apply to the Rescission Offer. Accordingly, this notice is intended to inform affected participants (and beneficiaries) of the Plans of a “blackout period” during which their right to direct or diversify their Plan investments may be temporarily suspended.

If you accept this Rescission Offer, all transactions related to Shares in your Plan account will be temporarily suspended on the Expiration Date, whether or not we repurchase your Shares. The temporary suspension is called a “blackout period.” The blackout period will begin at 3:00 p.m., U.S. Central Time, on ________, 2010, and will end at 11:59 p.m., U.S. Central Time on ________, 2010. You will be notified in the event that the blackout period is extended past _________, 2010.

The blackout period is required to ensure smooth processing of the Rescission Offer. The Trustee will not permit any transactions related to Shares in your Plan account during the blackout period. This means:

•	you will be unable to direct your investment in Shares in your Plan account during the blackout period; and

•
all requests for loans and distributions (including hardship distributions) that require Shares to be sold by the Trustee will be delayed until after the blackout period ends (any requests made during the blackout period do not need to be remade once the blackout period ends).

You will need to initiate any requests prior to 3:00 p.m., U.S. Central Time, on the date the blackout begins for those requests to take effect. It is important that you review and consider the appropriateness of your current investments in light of your inability to direct or diversify investments in your Plan account during the blackout period. For your long-term retirement security, you should give careful consideration to the importance of a well-balanced and diversified investment portfolio, taking into account all your assets, income and investments. You should be aware that there is a risk to holding substantial portions of your assets in the securities of any one company, such as the Shares, as individual securities tend to have wider price swings, up and down, in short periods of time, than investments in diversified funds. Our common stock may have a wide price swing during the blackout period resulting in a large loss, and you will not be able to direct the sale of Shares from your Plan account during the blackout period.

If you have any questions concerning this notice or the blackout period, including whether the blackout period has ended, you should contact Principal Financial Group at 1-800-547-7754, Monday through Friday, between 7:00 a.m. and 9:00 p.m., U.S. Central Time. Whether or not you are planning retirement in the near future, we encourage you to consider how this blackout period may affect your retirement planning, as well as your overall financial plan.

For additional information and limitations on Plan investments and how to direct investment of your Plan account, see the Summary Plan Description for your Plan. To obtain a copy of the Summary Plan Description for your Plan, you may view and print a copy from www.principal.com or you may contact Principal Financial Group at 1-800-547-7754, Monday through Friday, between 7:00 a.m. and 9:00 p.m., U.S. Central Time.

WHERE YOU CAN FIND MORE INFORMATION

We maintain an Internet website at www.chs.net. All of our reports filed with the SEC (including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and proxy statements) are accessible free of charge through the Investor Relations section of our website at http://www.chs.net/investor/index.htm, as soon as reasonably practicable after electronic filing. The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Room 1580, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov.

We have filed with the SEC a registration statement under the Securities Act that registers the distribution of the securities offered hereby. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities being offered. This prospectus, which forms part of the registration statement, omits certain of the information contained in the registration statement in accordance with the rules and regulations of the SEC. Reference is hereby made to the registration statement and related exhibits for further information with respect to us and the securities offered hereby. Statements contained in this prospectus concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference. We have not incorporated by reference into this prospectus the information in, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We incorporate into this prospectus by reference the following documents filed by us with the SEC, each of which should be considered an important part of this prospectus:

•
Our Annual Report on Form 10-K for the year ended December 31, 2008, filed on February 27, 2009, which contains the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2008;

•	Our Quarterly Reports on Form 10-Q filed on April 29, 2009, July 31, 2009 and October 30, 2009 for the periods ended March 31, 2009, June 30, 2009 and September 30, 2009, respectively;

•	Our Current Reports on Form 8-K filed on February 27, 2009, May 11, 2009 and May 21, 2009; and

•	The description of our common stock, par value $0.01 per share, contained in the Company’s Registration Statement on Form 8-A filed on June 5, 2000.

               Effective January 1, 2009, the Company adopted a newly effective accounting standard relating to noncontrolling interests in consolidated financial statements, as described more fully in our 2009 unaudited interim consolidated financial statements, as previously issued. The adoption of this new standard did not have a material impact on our financial condition, results of operations or cash flows. However, it did impact the presentation and disclosure of noncontrolling (minority) interests in our consolidated financial statements. As a result of the retrospective presentation and disclosure requirements of the standard, the Company will be required to reflect the change in presentation and disclosure for all periods presented in future filings.

               The principal effect on the prior year consolidated balance sheets is summarized as follows (in thousands):

	December 31,
Consolidated Balance Sheets	2008	2007
Equity, as previously reported	$1,672,865	$1,710,804
Adjustments to noncontrolling interests for adoption of accounting standards	28,266	39,513
Equity, as adjusted	$1,701,131	$1,750,317

               Additionally, adopting this standard had the effect of reclassifying earnings attributable to noncontrolling interest in the consolidated statement of income from minority interest in earnings used in deriving income from continuing operations to a separate caption titled net income attributable to noncontrolling interests.  This newly captioned line item is presented as a reduction to net income to arrive at net income attributable to Community Health Systems, Inc. in the consolidated statement of income. Thus, as a result of adopting this new standard net income for the years ending December 31, 2008 and 2007 as presented in our Form 10-K for the year ending December 31, 2009 will increase by approximately $40.1 million and $15.2 million, respectively and net income attributable to Community Health Systems, Inc. will be equal to net income as previously reported prior to the adoption of this standard.

In addition, any future filings made by the Company with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such documents.

Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Any person, including any beneficial owner, to whom this prospectus is delivered may request copies of this prospectus and any of the documents incorporated by reference in this prospectus, without charge, by written or oral request directed to CHS Investor Relations, Community Health Systems Professional Services Corp., 4000 Meridian Boulevard, Franklin, TN, telephone (615) 465-7000, on the “Investor Relations” section of the CHS website at http://www.chs.net/investor/index.htm or from the SEC through the SEC’s website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

LEGAL MATTERS

Unless otherwise specified in this prospectus, certain legal matters relating to the securities to be offered hereby will be passed upon for the Company by Rachel A. Seifert, Senior Vice President, Secretary and General Counsel of the Company. As of September 30, 2009, Ms. Seifert owned 92,111 Shares (of which 57,001 Shares are subject to time vesting restrictions), and held stock options to purchase 160,000 Shares. Ms. Seifert also participates in the CHS/Community Health Systems, Inc. Deferred Compensation Plan and may be entitled to benefits under that plan.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports express an unqualified opinion and include an explanatory paragraph referring to the Company adopting Statement of Financial Accounting Standards No. 157, Fair Value Measurements effective January 1, 2008), which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

APPENDIX A

LETTER TO CURRENT PARTICIPANTS

[Letterhead of Community Health Systems, Inc.]

December __, 2009

Dear Participant in the CHS Retirement Savings Plan or the CHS Spokane 401(k) Plan:

This letter and the document posted on the Internet called a “prospectus” contain important information.

Community Health Systems, Inc. is sending you this letter because as a participant in the CHS Retirement Savings Plan or the CHS Spokane 401(k) Plan, each a “Plan,” you purchased shares of Community Health Systems, Inc. common stock, or Shares, during the period between January 1, 2009 and December 1, 2009 in your Plan account. This period is referred to as the “Purchase Period.”

We are offering, pursuant to a “Rescission Offer,” to buy back the Shares you purchased during the Purchase Period at your original purchase price plus interest (but only if such amount is less than the market price of the Shares on the date the Rescission Offer expires) or, if you have sold those Shares, to reimburse you for any losses you may have incurred as a result of these sales plus interest. We are making the Rescission Offer to ensure compliance with the Securities Act of 1933 and to limit any contingent liability we may have as a result of possible noncompliance with applicable federal registration requirements in connection with your purchase of Shares.

In connection with the Rescission Offer, we prepared a prospectus that describes the terms and conditions of the Rescission Offer as well as information concerning Community Health Systems, Inc. To participate in the Rescission Offer, you must read the prospectus that can be accessed at www.principal.com. To access the prospectus, go to www.principal.com, log into your Plan account and click on the link for the “Rescission Offer Prospectus” within the “Important Information” section at the top of the “Account Information” page.

We urge you to review the prospectus carefully before deciding whether or not to accept the Rescission Offer. If after reading the prospectus you want to accept the Rescission Offer, you can complete the Online Rescission Offer Acceptance Form that is available at www.principal.com by 3:00 p.m. Central Time on ________, 2010, which we refer to as the “Expiration Date.”

If you are unable to access the prospectus through your account at www.principal.com, you may request a printed copy of the prospectus by calling the Principal Financial Group at 1-800-547-7754 and, after entering your Social Security number, dial zero for a counselor who can assist you.  In addition, if you are unable to complete the Online Rescission Offer Acceptance Form, please call the Principal Financial Group for instructions on how you can otherwise accept the Rescission Offer by the Expiration Date at 1-800-547-7754 and, after entering your Social Security number, dial zero for a counselor who can assist you.

If you accept the Rescission Offer, we have been advised by the Principal Financial Group that for administrative purposes all transactions relating to Shares in your Plan account will be suspended temporarily on ________, 2010, whether or not we repurchase your Shares. At present, we do not expect this suspension to last more than 3-5 business days. See “Notice of Blackout Period” in the prospectus for more information.

This letter does not purport to contain a comprehensive description of the Rescission Offer. For a full and detailed description of the Rescission Offer and your right to participate therein, as well as a description of the risks relating to the Rescission Offer, please consult the prospectus which is available at www.principal.com.

We encourage you to read the entire prospectus for more complete information. If you have questions after reading this material, please call the Principal Financial Group at 1-800-547-7754 and, after entering your Social Security number, dial zero for a counselor who can assist you.

                   Regards,

                   Community Health Systems, Inc.
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LETTER TO FORMER PARTICIPANTS

[Letterhead of Community Health Systems, Inc.]

December __, 2009

Dear Former Participant in the CHS Retirement Savings Plan or the CHS Spokane 401(k) Plan:

This letter and the accompanying document called a “prospectus” contain important information.

Community Health Systems, Inc. is sending you these materials because as a former participant in the CHS Retirement Savings Plan or the CHS Spokane 401(k) Plan, each a “Plan,” you purchased shares of Community Health Systems, Inc. common stock, or Shares, during the period between January 1, 2009 and December 1, 2009 in your Plan account. This period is referred to as the “Purchase Period.”

We are offering, pursuant to a “Rescission Offer,” to buy back the Shares you purchased during the Purchase Period at your original purchase price plus interest (but only if such amount is less than the market price of the Shares on the date the Rescission Offer expires) or, if you have sold those Shares, to reimburse you for any losses you may have incurred as a result of these sales plus interest. We are making the Rescission Offer to ensure compliance with the Securities Act of 1933 and to limit any contingent liability we may have as a result of possible noncompliance with applicable federal registration requirements in connection with your purchase of Shares.

To help you further understand this offer, please review the prospectus contained in this package. We urge you to review the prospectus carefully before deciding whether or not to accept the Rescission Offer.

The Rescission Offer deadline is 3:00 p.m. Central Time on ________, 2010. If you want to accept the Rescission Offer, you must complete either Rescission Offer Acceptance Form A or B, and return the Rescission Offer Acceptance Form and all required documentation to us by this deadline.

We encourage you to read the entire prospectus for more complete information. If you have questions after reading this material, please call the Principal Financial Group at 1-800-547-7754 and, after entering your Social Security number, dial zero for a counselor who can assist you.

                   Regards,

                   Community Health Systems, Inc.

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APPENDIX B
ONLINE RESCISSION OFFER ACCEPTANCE FORM INSTRUCTIONS

If you have a Plan account and choose to accept the Rescission Offer, you must complete the Online Rescission Offer Acceptance Form. The information set forth below will be available to you when you log in to your account at www.principal.com and click on the “Rescission Offer Acceptance Form” link.

YOU MAY ELECT TO ACCEPT OR REJECT THE RESCISSION OFFER. IF YOU WISH TO REJECT THE RESCISSION OFFER, YOU DO NOT NEED TO DO ANYTHING.

IF YOU WISH TO ACCEPT THE RESCISSION OFFER, PLEASE COMPLETE THIS RESCISSION OFFER ACCEPTANCE FORM PURSUANT TO THE INSTRUCTIONS BELOW BY 3:00 P.M., U.S. CENTRAL TIME, ON                   , 2010 (THE “EXPIRATION DATE”).

IF YOU DO NOT COMPLETE THIS FORM BY 3:00 P.M., U.S. CENTRAL TIME ON THE EXPIRATION DATE, YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER.   COMMUNITY HEALTH SYSTEMS, INC. (THE “COMPANY”) WILL, IN ITS SOLE DISCRETION, DETERMINE WHETHER YOUR ONLINE RESCISSION OFFER ACCEPTANCE FORM HAS BEEN PROPERLY COMPLETED AND WHETHER YOU ARE ELIGIBLE TO ACCEPT THE RESCISSION OFFER.

WE URGE YOU TO CAREFULLY REVIEW THE PROSPECTUS FOR THE RESCISSION OFFER BEFORE DECIDING WHETHER TO ACCEPT OR REJECT THE RESCISSION OFFER.

If you accept the Rescission Offer, all proceeds to which you are entitled will be disbursed to your Plan account within 5-7 business days following the Expiration Date.

After you complete the Rescission Offer Acceptance Form, you will receive an e-mail confirmation in the Message Center.  To view, click on the “Message Center” link in the “Tools” portion of the “Account Information” page.  If you do not receive an e-mail confirmation, please contact Principal Financial Group at 1-800-547-7754.

NOTE: YOUR ACCEPTANCE OF THE RESCISSION OFFER WILL NOT BE COMPLETE UNTIL YOU RECEIVE A CONFIRMATION.

To accept the Rescission Offer, you will be required to acknowledge or confirm the following information through the Online Rescission Offer Acceptance Form:

You acknowledge receipt of a prospectus dated December __, 2009 (the “Prospectus”), of the Company, pursuant to which the Company offers to rescind the purchase of shares of common stock of the Company you purchased between January 1, 2009 and December 1, 2009 under either the CHS Retirement Savings Plan or the CHS Spokane 401(k) Plan (each a “Plan” and collectively the “Plans”). The Shares were purchased through your participation in a Plan. Principal Trust Company (the “Trustee”) is the trustee of the Plans.

Effective as of ____________, 2010, you accept the Rescission Offer for all Shares you purchased during the Purchase Period upon the terms and subject to the conditions set forth in the Prospectus. To the extent that you still hold such Shares, you direct the Trustee to sell the Shares held in your Plan account to the Company effective as of the Expiration Date. You direct the Trustee to credit all proceeds you receive pursuant to the Rescission Offer to your Plan account for investment or distribution in accordance with the terms of the Prospectus. You acknowledge that you are not eligible to accept the Rescission Offer with respect to Shares for which you would receive an amount per Share, plus interest,

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that is less than the fair market value per Share on the Expiration Date.

You acknowledge that payments to you pursuant to the Rescission Offer will be reinvested in accordance with your current investment elections for new contributions in the Plan. Such payments will be subject to the same distribution terms that apply to your Plan. You further acknowledge that activity related to Shares in your Plan account will be temporarily suspended during the blackout period that begins at 3:00 p.m., U.S. Central Time, on                     , 2010, and ends at 11:59 a.m., U.S. Central Time, on                     , 2010. The Company will notify you in the event that the blackout period is extended past                     , 2010.

You understand that if you receive a distribution from the Plan that includes amounts attributable to the Rescission Offer proceeds and such distribution is not rolled over into an individual retirement account or a qualified retirement plan, such distribution, including the amounts attributable to Rescission Offer proceeds, will generally be taxable as ordinary income. You further acknowledge that an additional ten percent income tax penalty may be imposed on such distribution depending on your age at the time of distribution.
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APPENDIX C
RESCISSION OFFER ACCEPTANCE FORM A

RESCISSION OFFER ACCEPTANCE FORM A APPLIES TO FORMER EMPLOYEES WHO NO LONGER HAVE AN ACCOUNT IN A PLAN AND WHO DID NOT TAKE OR ROLL OVER A DISTRIBUTION FROM A PLAN IN THE FORM OF COMMUNITY HEALTH SYSTEMS, INC. COMMON STOCK.

FORM OF RESCISSION OFFER ACCEPTANCE FORM A

To:          [SEQUENCE NUMBER]
[NAME]
[ADDRESS #1]
[ADDRESS #2]
[CITY, STATE, ZIP]
[USA]

FORMER PLAN:
IDENTIFICATION NUMBER: [UNIQUE IDENTIFICATION NUMBER]

YOU MAY ELECT TO ACCEPT OR REJECT THE RESCISSION OFFER. IF YOU WISH TO REJECT THE RESCISSION OFFER, DO NOT RETURN THIS FORM. YOU DO NOT NEED TO DO ANYTHING TO REJECT THE RESCISSION OFFER.

IF YOU WISH TO ACCEPT THE RESCISSION OFFER, PLEASE COMPLETE, SIGN AND RETURN THIS FORM PURSUANT TO THE INSTRUCTIONS BELOW AND ENSURE ITS RECEIPT BY 3:00 P.M., U.S. CENTRAL TIME, ON                     , 2010, WHICH IS 35 DAYS FROM THE DATE OF THE PROSPECTUS FOR THE RESCISSION OFFER.

WE URGE YOU TO REVIEW THE PROSPECTUS CAREFULLY BEFORE DECIDING WHETHER TO ACCEPT OR REJECT THE RESCISSION OFFER.

Ladies and Gentlemen:

The undersigned acknowledges receipt of a prospectus dated December __, 2009 (the “Prospectus”), of Community Health Systems, Inc. (the “Company”), pursuant to which the Company offers to rescind (the “Rescission Offer”) the purchase of shares of common stock of the Company (the “Shares”) purchased by the undersigned between January 1, 2009 and December 1, 2009 (the “Purchase Period”) under either the CHS Retirement Savings Plan or the CHS Spokane 401(k) Plan (each a “Plan” and collectively the “Plans”). The Shares were purchased through the undersigned’s participation in a Plan. Principal Trust Company (the “Trustee”) is the trustee of the Plans.

Effective as of ____________, 2010 (the “Expiration Date”), the undersigned hereby accepts the Rescission Offer for all Shares purchased by the undersigned during the Purchase Period upon the terms and subject to the conditions set forth in the Prospectus.

The undersigned acknowledges that a Plan account will be created for the undersigned and proceeds of the Rescission Offer will be credited to the account and invested in a Principal LifeTime Fund based on the undersigned’s date of birth and estimated retirement date. The undersigned understands that if the undersigned receives a distribution from the Plan that includes amounts attributable to the Rescission Offer proceeds and such distribution is not rolled over into an individual retirement account or a qualified retirement plan, such distribution, including the amounts attributable to Rescission Offer proceeds, will generally be taxable as ordinary income to the undersigned. The undersigned further acknowledges that an additional ten percent income tax penalty may be imposed on such distribution depending on the undersigned’s age at the time of distribution.

***

I understand that I must complete the name, signature and date below for this Rescission Offer Acceptance Form A to be eligible for acceptance by the Company.

Name (please print)	Signature

Street Address	Date

City, State and Zip Code of Residence

Telephone Number

Identification Number (shown on the front page of this form)

INSTRUCTIONS TO RESCISSION OFFER ACCEPTANCE FORM A

Accepting the Rescission Offer: In order to accept the Rescission Offer, you must:

A.           Sign and date the Rescission Offer Acceptance Form A and complete the name, address, date and telephone number information above; and

B.            Mail the Rescission Offer Acceptance Form A so that it is received by the Company before 3:00 p.m., U.S. Central Time, on                     , 2010.

You may mail your Rescission Offer Acceptance Form A to:

Principal Financial Group
PO Box 9394
Des Moines, IA 50306-9394

If you choose to overnight your Rescission Offer Acceptance Form A, please send it to:

Principal Financial Group
710 9th Street
Des Moines, IA  50309

We will not accept acceptance forms by fax or scanned acceptance forms sent as e−mail attachments.

If you choose to accept the Rescission Offer, the Company recommends that you mail the Rescission Offer Acceptance Form A sufficiently in advance of the Expiration Date to ensure its receipt by the Expiration Date. The method for returning the Rescission Offer Acceptance Form A is at your option and risk, and delivery will be deemed made only when actually received by us at the address indicated above. If delivery is by mail, we recommend using registered mail with return receipt requested. You can also call Principal Financial Group at 1-800-547-7754 to confirm your Rescission Offer Acceptance Form A was received.

THE COMPANY MUST RECEIVE YOUR PROPERLY COMPLETED AND LEGIBLE RESCISSION OFFER ACCEPTANCE FORM A ON OR BEFORE 3:00 P.M., U.S. CENTRAL TIME, ON THE EXPIRATION DATE                     , 2010. OTHERWISE, YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER. THE COMPANY WILL, IN ITS SOLE DISCRETION, DETERMINE WHETHER YOUR RESCISSION OFFER ACCEPTANCE FORM A HAS BEEN PROPERLY COMPLETED AND WHETHER YOU ARE ELIGIBLE TO ACCEPT THE RESCISSION OFFER.

Proceeds will be disbursed to your Plan account within 5-7 business days following the Expiration Date.

We recommend that you write down for your records the identification number printed on the front page of your Rescission Offer Acceptance Form A. You will need to provide that identification number if you change your mind and decide to revoke your acceptance prior to the Expiration Date.

All determinations with respect to the Rescission Offer Acceptance Form A and the Rescission Offer (including issues relating to the timeliness or effectiveness of any election) will be made by the Company, which determination shall be final and binding.

Questions: All questions regarding the Rescission Offer can be directed to Principal Financial Group at 1-800-547-7754.

APPENDIX D
RESCISSION OFFER ACCEPTANCE FORM B

ACCEPTANCE FORM B APPLIES ONLY TO FORMER EMPLOYEES WHO NO LONGER HAVE AN ACCOUNT IN A PLAN AND WHO TOOK OR ROLLED OVER A DISTRIBUTION FROM A PLAN IN THE FORM OF COMMUNITY HEALTH SYSTEMS, INC. COMMON STOCK.

FORM OF RESCISSION OFFER ACCEPTANCE FORM B

To:          [SEQUENCE NUMBER]
[NAME]
[ADDRESS #1]
[ADDRESS #2]
[CITY, STATE, ZIP]
[USA]

FORMER PLAN:
IDENTIFICATION NUMBER: [UNIQUE IDENTIFICATION NUMBER]

YOU MAY ELECT TO ACCEPT OR REJECT THE RESCISSION OFFER. IF YOU WISH TO REJECT THE RESCISSION OFFER, DO NOT RETURN THIS FORM. YOU DO NOT NEED TO DO ANYTHING TO REJECT THE RESCISSION OFFER.

IF YOU WISH TO ACCEPT THE RESCISSION OFFER, PLEASE COMPLETE, SIGN AND RETURN THIS FORM PURSUANT TO THE INSTRUCTIONS BELOW AND ENSURE ITS RECEIPT BY 3:00 P.M., U.S. CENTRAL TIME, ON                     , 2010, WHICH IS 35 DAYS FROM THE DATE OF THE PROSPECTUS.  YOU MUST RETURN A SUBSTITUTE W-9 WITH YOUR ACCEPTANCE FORM B.

WE URGE YOU TO REVIEW THE PROSPECTUS CAREFULLY BEFORE DECIDING WHETHER TO ACCEPT OR REJECT THE RESCISSION OFFER.

Ladies and Gentlemen:

The undersigned acknowledges receipt of a prospectus dated December __, 2009 (the “Prospectus”), of Community Health Systems, Inc. (the “Company”), pursuant to which the Company offers to rescind (the “Rescission Offer”) the purchase of shares of common stock of the Company (the “Shares”) purchased by the undersigned between January 1, 2009 and December 1, 2009 (the “Purchase Period”) under either the CHS Retirement Savings Plan or the CHS Spokane 401(k) Plan (each a “Plan” and collectively the “Plans”). The Shares were purchased through the undersigned’s participation in a Plan and the undersigned took or rolled over a distribution from such Plan in the form of the Shares. Principal Trust Company (the “Trustee”) is the trustee of the Plans.

Effective as of ____________, 2010 (the “Expiration Date”), the undersigned hereby accepts the Rescission Offer for the Shares described above that were purchased by the Trustee on behalf of the undersigned during the Purchase Period upon the terms and subject to the conditions set forth in the Prospectus. The undersigned directs that all payments be made to me or for my account as set forth in the Prospectus.

The following Shares were distributed to the undersigned by the Trustee from the undersigned’s Plan account and are tendered on the condition that any Shares that are not eligible to be repurchased pursuant to the Rescission Offer will be returned to the undersigned. If the undersigned has physical possession of stock certificates, certificates for such Shares are enclosed. If the undersigned does not have physical possession of stock certificates, the undersigned’s broker will arrange to deliver the following Shares to the Company by contacting the Principal Financial Group at 1-800-547-7754 to obtain instructions on how to electronically deliver the Shares.

Number of Shares Tendered	Stock Certificate Number if the undersigned has physical possession of Stock Certificates.(1)

* If you require additional space, please complete an additional sheet, sign it, and attach it to this form.

(1) If the undersigned does not have physical possession of Stock Certificates please leave this column blank, and the Undersigned’s broker must contact the Principal Financial Group at 1-800-547-7754 to obtain instructions on how to electronically deliver the Shares to the Company.

Note: You must deliver your Shares you now hold and wish to rescind per the instructions attached to this “Rescission Offer Acceptance Form B.” Your failure to timely deliver the Shares will be deemed a rejection of the Rescission Offer even if you have returned the “Rescission Offer Acceptance Form B.” In addition, the number of Shares delivered must match the number of Shares set forth in the table above or your attempted acceptance of the Rescission Offer will be invalid with respect to such Shares.

The undersigned hereby represents that the undersigned is conveying all interests in all Shares identified above free and clear of all liens and encumbrances of any kind, and that no such interest has been previously or concurrently transferred in any manner to any other person or entity.

The following Shares were distributed to the undersigned by the Trustee from the undersigned’s Plan account but were sold at a loss and the undersigned wishes to accept the Rescission Offer with respect to all such Shares. I am enclosing evidence of such sale at a loss with this Rescission Offer Acceptance Form B.

Number of Shares Sold	Date of Sale	Sales Price

* If you require additional space, please complete an additional sheet, sign it, and attach it to this form.

Note: If you have sold Shares to a third party prior to the Expiration Date in a bona fide transaction, please enclose herewith proof reasonably satisfactory to the Company evidencing the sale. Satisfactory proof of sale may take the form of appropriate documentation reflecting the sale and the sale price. Reasonably satisfactory proof of loss would include confirmation of shares sold on official broker letterhead that details the cost of sale or actual sale price or transactional statements on your broker’s letterhead. If the proof of a bona fide sale is not reasonably satisfactory to the Company, you will be deemed to have rejected the Rescission Offer. In addition, the Company may require evidence that any sale of the Shares was a bona fide transfer of those Shares.

The undersigned acknowledges that he or she will not be able to participate in the Rescission Offer with respect to any Shares the repurchase of which would result in the undersigned receiving an amount per Share that is less than the fair market value per share of the Company’s common stock on the Expiration Date. The undersigned acknowledges and agrees that the undersigned will no longer hold any Shares that are purchased pursuant to the Rescission Offer. Any tendered Shares not purchased pursuant to the Rescission Offer will be returned to the undersigned.

***

I understand that I must complete the name, signature, date and social security number or taxpayer identification number below for this Rescission Offer Acceptance Form B to be eligible for acceptance by the Company.

Name (please print)	Signature

Street Address	Date

City, State and Zip Code of Residence	Social Security Number or Taxpayer Identification Number

Telephone Number

Identification Number (shown on the front page of this form)

If an IRA or eligible retirement plan holds the Shares, or following distribution from a Plan held the Shares and now holds the proceeds from the sale of the Shares and will accept payment from the Rescission Offer, the IRA trustee or plan fiduciary accepts the Rescission Offer and directs payment as follows:

Name of IRA Custodian or Plan Trustee (please print)	Signature

Street Address	Date

City, State and Zip Code of Residence

Telephone Number

CO-OWNER, IF ANY:

Name (please print)	Signature

Street Address	Date

City, State and Zip Code of Residence	Social Security Number or Taxpayer Identification Number

Telephone Number

INSTRUCTIONS TO RESCISSION OFFER ACCEPTANCE FORM B

1.      Accepting the Rescission Offer: If you previously directed and caused the Trustee to distribute to you the Shares, in order to accept the Rescission Offer, you must:

A.           Sign and date the Rescission Offer Acceptance Form B and complete the name, address, date, telephone number information and social security number or taxpayer identification number above;

B.           If you have not sold such distributed Shares, and you have physical possession of stock certificates, affix your original stock certificate to this “Rescission Offer Acceptance Form B”;

C.           If you have not sold such distributed Shares, and you do not have physical possession of stock certificates, your broker must contact the Principal Financial Group at 1-800-547-7754 to obtain instructions on how to electronically deliver the Shares to the Company;

D.           ALL REGISTERED OWNERS MUST SIGN EITHER THE STOCK CERTIFICATE WITH MEDALLION SIGNATURE GUARANTEE OR A STOCK POWER WITH MEDALLION SIGNATURE GUARANTEE;

E.           If you have sold any such distributed Shares at a loss prior to the Expiration Date, affix your proof of loss on the sale(s) of such Shares to this “Rescission Offer Acceptance Form B” (such proof of loss must be in a form acceptable to the Company, such as a broker’s confirmation or monthly statement);

F.           Complete and sign the Substitute Form W-9 attached to this “Rescission Offer Acceptance Form B” (See Instruction 5); and

G.           Mail the Rescission Offer Acceptance Form B, the Substitute Form W-9 and any other required documents so that it is received by the Company before 3:00 p.m., U.S. Central Time, on                     , 2010.

You may mail your Rescission Offer Acceptance Form B, the Substitute Form W-9 and any other required documents to:

Principal Financial Group
PO Box 9394
Des Moines, IA 50306-9394

If you choose to overnight your Rescission Offer Acceptance Form B, the Substitute Form W-9 and any other required documents, please send them to:

Principal Financial Group
710 9th Street
Des Moines, IA  50309

We will not accept acceptance forms by fax or scanned acceptance forms sent as e−mail attachments.

If you choose to accept the Rescission Offer, the Company recommends that you mail the Rescission Offer Acceptance Form B, the Substitute Form W-9 and any other required documents sufficiently in advance of the Expiration Date to ensure receipt by the Expiration Date. The method for returning the Rescission Offer Acceptance Form B, the Substitute Form W-9 and any other required documents is at your option and risk, and delivery will be deemed made only when actually received by us at the address indicated above. If delivery is by mail, we recommend using registered mail with return receipt requested. If you are sending us stock certificates, we strongly recommend that you send the form and accompanying documents by a recognized overnight delivery system, registered or certified mail, properly insured, with return receipt requested. You can also call Principal Financial Group at 1-800-547-7754 to confirm your Rescission Offer Acceptance Form B was received.

THE COMPANY MUST RECEIVE YOUR PROPERLY COMPLETED AND LEGIBLE RESCISSION OFFER

ACCEPTANCE FORM B AND ANY OTHER REQUIRED DOCUMENTS ON OR BEFORE 3:00 P.M., U.S. CENTRAL TIME, ON THE EXPIRATION DATE                     , 2010. OTHERWISE, YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER. THE COMPANY WILL, IN ITS SOLE DISCRETION, DETERMINE WHETHER YOUR RESCISSION OFFER ACCEPTANCE FORM B HAS BEEN PROPERLY COMPLETED AND WHETHER YOU ARE ELIGIBLE TO ACCEPT THE RESCISSION OFFER.

We recommend that you write down for your records the identification number printed on the front page of your Rescission Offer Acceptance Form B. You will need to provide that identification number if you change your mind and decide to revoke your acceptance prior to the Expiration Date.

All determinations with respect to the Rescission Offer Acceptance Form B and the Rescission Offer (including issues relating to the timeliness or effectiveness of any election) will be made by the Company, which determination shall be final and binding.

2.      Signature on the “Rescission Offer Acceptance Form B”: This “Rescission Offer Acceptance Form B” is to be completed and signed by each Rescission Offeree that desires to accept the Rescission Offer. If Shares surrendered hereby are owned of record by two or more joint owners, all such owners must sign this “Rescission Offer Acceptance Form B.” If any such Shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate forms of “Rescission Offer Acceptance Form B” as there are different registrations of certificates. Except as provided below, signatures must correspond exactly with the name(s) as written on the face of any certificate surrendered. Certificates surrendered hereby must be endorsed or surrendered with an appropriate instrument of transfer (a signed stock power), in either case signed exactly as the name or names of the registered holder or holders appear on the certificates. Signatures on such certificates or transfer instruments must be guaranteed by a recognized member of the Medallion Signature Guaranty Program or any other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934. Medallion Signature Guaranty Program member institutions are typically banks, brokerage firms and other financial services companies. Such Rescission Offeree must, if requested by the Company, certify that the Shares so tendered were owned beneficially by such Rescission Offeree on the Expiration Date, notwithstanding that such Shares were registered in another name on that date.

3.      Signature on the “Rescission Offer Acceptance Form B”: If any certificate which a Rescission Offeree desires to tender to the Company for repurchase pursuant to the Rescission Offer has been mutilated, lost, destroyed or stolen, the holder should promptly notify Principal Financial Group at 1-800-547-7754. The holder will then be directed as to the steps that must be taken in order to replace the certificate. The “Rescission Offer Acceptance Form B” and related documents cannot be processed until the procedures for replacing lost, mutilated, destroyed or stolen certificate(s) have been followed.

4.      Important Tax Information: Under federal income tax law, any Rescission Offeree who accepts the Rescission Offer and (i) took a distribution from a Plan in cash, or (ii) took a distribution of Community Health Systems, Inc. Common Stock from a Plan is required to provide the Company with such person’s correct Taxpayer Identification Number (TIN) on Substitute Form W-9 below, unless the Rescission Offeree rolled the distribution over to an individual retirement account or to another tax-qualified retirement plan. The TIN is the Rescission Offeree’s social security number. If the Company is not provided with the correct TIN, the Rescission Offeree may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, payments that are made to such Rescission Offeree pursuant to the Rescission Offer may be subject to backup withholding.

If backup withholding applies, the Company is required to withhold 28% of any payments made to the Rescission Offeree (and any state tax amount). Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

5.      Purpose of Substitute W-9: To prevent backup withholding on payments that are made to a Rescission Offeree, the Rescission Offeree is required to notify the Company of his or her current TIN by completing the form below certifying that the TIN provided on the Substitute Form W-9 is correct (or that such Rescission Offeree is awaiting a TIN) and that (1) such Rescission Offeree has not been notified by the Internal Revenue Service that he or she is subject to backup withholding as a result of a failure to report all interest and dividends or (2) the Internal Revenue

Service has notified such Rescission Offeree that he or she is no longer subject to backup withholding.

6.      What Number To Give to the Company: A Rescission Offeree is required to give to the Company the social security number or employer identification number of the record owner of the Shares. If the Shares are in more than one name or are not in the name of the actual owner, consult the Substitute Form W-9 for additional guidelines on which number to report. The box in Part 2 of the Substitute Form W-9 may be checked if such person has not been issued a TIN and has applied for a number or intends to apply for the number in the near future. If the box in Part 2 is checked and the Company is not provided with a TIN within 60 days after receipt of the Form of “Rescission Offer Acceptance Form B” the Company will withhold 28% of all payments made thereafter until a TIN is provided to the Company.

Questions: All questions regarding the Rescission Offer can be directed to Principal Financial Group at 1-800-547-7754.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is an itemized statement of the expenses expected to be incurred in connection with the Rescission Offer. With the exception of the SEC registration fee, the amounts set forth below are estimates.

SEC registration fee	$345
Accounting fees and expenses	35,000
Printing and mailing fees	25,000
Legal fees and expenses	350,000
Miscellaneous	15,000
Total	$425,345

Item 15. Indemnification of Officers and Directors

Community Health Systems, Inc.

The Restated Certificate of Incorporation of Community Health Systems, Inc. (“CHS”) provides that its directors shall not be personally liable to CHS or its stockholders for monetary damages for breach of fiduciary duties as a director except to the extent otherwise required by Delaware law. The Restated Certificate of Incorporation and Restated By-Laws provide that the directors and officers of CHS shall be indemnified by CHS to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with service for or on behalf of CHS, except with respect to any matter that such director or officer has been adjudicated not to have acted in good faith or in the reasonable belief that his action was in the best interests of CHS.

CHS has entered into agreements to indemnify its directors and officers in addition to the indemnification provided for in the Restated Certificate of Incorporation and Restated By-Laws. These agreements, among other things, indemnify directors and officers of CHS to the fullest extent permitted by Delaware law for certain expenses (including attorneys’ fees), liabilities, judgments, fines and settlement amounts incurred by such person arising out of or in connection with such person’s service as a director or officer of CHS or an affiliate of CHS.

Policies of insurance are maintained by CHS under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers.

Item 16. Exhibits

See Exhibit Index immediately following the signature page hereof, which is incorporated herein by reference.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

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(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

 (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee, on December 10, 2009.

COMMUNITY HEALTH SYSTEMS, INC.
(Registrant)

By:	/s/ Wayne T. Smith
Wayne T. Smith
Chairman of the Board, President, Chief Executive Officer and Director

By:	/s/ W. Larry Cash
W. Larry Cash
Executive Vice President, Chief Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Chairman of the Board, President, Chief Executive Officer and Director
/s/ Wayne T. Smith	(Principal Executive Officer)	December 10, 2009
Wayne T. Smith

Executive Vice President, Chief Financial Officer and Director
/s/ W. Larry Cash	(Principal Financial Officer)	December 10, 2009
W. Larry Cash

Vice President and Chief Accounting Officer
/s/ T. Mark Buford	(Principal Accounting Officer)	December 10, 2009
T. Mark Buford

/s/ John A. Clerico	Director	December 10, 2009
John A. Clerico

/s/ James S. Ely, III	Director	December 10, 2009
James S. Ely, III

/s/ John A. Fry	Director	December 10, 2009
John A. Fry

/s/ William N. Jennings, M.D.	Director	December 10, 2009
William N. Jennings, M.D.

/s/ Harvey Klein, M.D.	Director	December 10, 2009
Harvey Klein, M.D.

/s/ Julia B. North	Director	December 10, 2009
Julia B. North

/s/ H. Mitchell Watson, Jr.	Director	December 10, 2009
H. Mitchell Watson, Jr.

EXHIBIT INDEX

Exhibit Number	Description of Document
3.1
Form of Restated Certificate of Incorporation of Community Health Systems, Inc. (incorporated by reference to Exhibit 3.1 to Community Health Systems, Inc.’s Registration Statement on Form S-1 (No. 333-31790))

3.2
Amended and Restated By-Laws of Community Health Systems, Inc. (as of February 27, 2008) (incorporated by reference to Exhibit 3(ii).1 to Community Health Systems, Inc.’s Current Report on Form 8-K filed February 29, 2008)

3.3	Form of Common Stock Certificate of Community Health Systems, Inc. (incorporated by reference to Exhibit 4.1 to Community Health Systems, Inc.’s Registration Statement on Form S-1 (No. 333-37190))
5.1*	Opinion of counsel as to the validity of the securities registered herein.
23.1*	Consent of counsel (included in the opinion filed as Exhibit 5.1)
23.2*	Consent of Deloitte & Touche LLP, independent registered public accounting firm for the Registrant.
*	Filed herewith